EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of July 13, 2012, by and between Advanced Medical Isotope Corporation, a Delaware corporation (the “Company”), and the subscribers identified on Schedule 1 hereto (the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase, in the aggregate, (i) convertible secured promissory notes of the Company (“Note” or “Notes”) having an aggregate principal amount of up to $1,250,000 (“Principal Amount”), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company’s common stock, $0.001 par value (the “Common Stock”) at a per share conversion price set forth in the Notes (“Conversion Price”); (ii) warrants (the “Warrants”) in the form attached hereto as Exhibit B, to purchase shares of the Company’s Common Stock (the “Warrant Shares”); and (iii) additional investment rights (the “Additional Investment Rights”) representing the purchase of up to an additional amount of Notes and Warrants equal to forty percent (40%) of the amount of Notes and Warrants purchased on the Closing Date, in the form annexed hereto as Exhibit C (the “Offering”).  The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”), the Warrants, the Warrant Shares, the Additional Investment Rights and the securities that may be purchased thereunder are collectively referred to herein as the “Securities”. The terms Notes, Warrants, Conversion Shares and Warrant Shares as employed herein shall include all of the foregoing that may be issued and issuable upon exercise of the Additional Investment Rights and conversion of the Notes and exercise of the Warrants issuable upon exercise of the Additional Investment Rights; and

  WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby (“Purchase Price”) shall be held in escrow by Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581 (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit D (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.           Closing.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the “Closing Date” Subscribers shall purchase and the Company shall sell to such Subscribers the Notes, Warrants and Additional Investment Rights as described in Section 2 below.  The date the Escrow Agent releases the funds received from one or more Subscribers to the Company and releases the Escrow Documents (as defined in the Escrow Agreement) to the parties in accordance with the provisions of the Escrow Agreement shall be the Closing Date with respect to such released funds and Escrow Documents, and such releases are referred to herein as the “Closing.”  There shall be only one Closing.

2.           Notes, Warrants and Additional Investment Rights.

(a)           Notes.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase from the Company, and the Company shall sell to each such Subscriber, a Note in the Principal Amount designated on Schedule 1 hereto for each such Subscriber’s Purchase Price indicated thereon.

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(b)           Warrants.  On the Closing Date, the Company will issue and deliver the Warrants to the Subscribers.  A Warrant to purchase one Warrant Share for each Conversion Share issuable upon conversion of the Notes at the Conversion Price in effect on the Closing Date.  The initial exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $0.15, subject to reduction as described in the Warrants.  The Warrants shall be exercisable until five years after the issue date of the Warrants.

(c)           Additional Investment Rights.  On the Closing Date, the Company will issue Additional Investment Rights to the Subscribers.  The Additional Investment Rights will represent the right to purchase additional Principal Amount of Notes up to forty percent (40%) of the Principal Amount of Notes acquired on the Closing Date and a corresponding amount of Warrants as described in the Additional Investment Right certificate, annexed hereto as Exhibit C.

(d)           Allocation of Purchase Price.   The Purchase Price will be allocated by each Subscriber, at each Subscriber’s election, among the components of the Securities so that each component of the Securities will be fully paid and non-assessable, and acquired for value.

3.           Security Interest.   On the Closing Date, the Subscribers will appoint a collateral agent (the “Collateral Agent”) to act on behalf of the Subscribers as set forth in a “Security Agreement,” a form of which is annexed hereto as Exhibit E.  The Collateral Agent will be granted a security interest in the assets of the Company on behalf of the Subscribers, which security interest will be memorialized in the Security Agreement.  The Company will acknowledge the appointment of the Collateral Agent to act on behalf of the Subscribers as set forth in the Security Agreement.   The Company will execute such other agreements, documents and financing statements reasonably requested by the Subscribers and the Collateral Agent to memorialize and further protect the security interest described herein, which will be filed at the Company’s expense with the jurisdictions, states and counties designated by the Subscribers.  Subsequent to the Closing, the Company will also execute all such documents reasonably necessary in the opinion of the Collateral Agent to memorialize and further protect the security interest described herein which will be prepared and filed at the Company’s expense with the jurisdictions, states and filing offices designated by the Collateral Agent.

4.           Subscriber Representations and Warranties.  Each of the Subscribers hereby represents and warrants to and agrees with the Company with respect only to such Subscriber that:

(a)           Organization and Standing of the Subscriber.  Subscriber, to the extent applicable, is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)           Authorization and Power.  Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined herein) and to purchase the Note, Warrants and Additional Investment Rights being sold to it hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or similar action, and no further consent or authorization of Subscriber or its board of directors, members or stockholders, if applicable, is required.  This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of such Subscriber, enforceable against Subscriber in accordance with the terms thereof.

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(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents, bylaws or other organizational documents, if applicable; (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Subscriber is a party; or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber).  Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents  nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Information on Company.   Such Subscriber has been furnished with or has had access to the EDGAR Website of the Commission to the Company’s filings made with the Commission during the period from the date that is two years preceding the date hereof through the tenth business day preceding the Closing Date (hereinafter referred to collectively as the “Reports”).  Subscribers are not deemed to have any knowledge of any information not included in the Reports unless such information is delivered in the manner described in the next sentence.  In addition, such Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.  Such Subscriber was afforded (i) the opportunity to ask such questions as such Subscriber deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Subscriber to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

(e)           Information on Subscriber.   Such Subscriber is, and will be at the time of the conversion of the Notes, exercise of the Warrants and exercise of the Additional Investment Rights, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on Schedule 1 hereto regarding such Subscriber is accurate.

(f)           Purchase of Notes, Warrants and Additional Investment Rights.  On the Closing Date, such Subscriber will purchase the Note, Warrants and Additional Investment Rights as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

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(g)           Restricted Securities.   Such Subscriber understands that the Securities have not been registered under the 1933 Act nor under any state securities laws or regulations and such Subscriber shall not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below), provided that each such Affiliate is an “accredited investor,” as such term is defined under Regulation D, and such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement.  For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.   For purposes of this definition, “control” means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.   In any event, and subject to compliance with applicable securities laws, Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities.

(h)           Conversion Shares and Warrant Shares Legend.  The Conversion Shares and Warrant Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i)           Notes, Warrants and Additional Investment Rights Legend.  The Notes, Warrants and Additional Investment Rights shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE -OR-  EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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(j)           Communication of Offer.  The offer to sell the Securities was directly communicated to such Subscriber by the Company.  At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)           No Governmental Review.  Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l)           Correctness of Representations.  Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(m)           Independent Decision.  The decision of such Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.

(n)           No General Solicitation.  Such Subscriber is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(o)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

5.           Company Representations and Warranties.  Except as set forth in the Schedules or in the Reports, the Company represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect (as defined herein).  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.  The Company represents that as of the date of this Agreement and the Closing Date, the Company owns no Subsidiary.  The Company further represents that other than Savage Mountain Sports Corporation, it has not been known by any other names for the five (5) years preceding the date of this Agreement.

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(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  This Agreement, the Notes, Warrants, Additional Investment Rights, Security Agreement, the Escrow Agreement, and any other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.   The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)           Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company on a fully diluted basis and all outstanding rights to acquire or receive, directly or indirectly, any equity of the Company or any Subsidiary as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company (as the same may be amended only to extend the expiration of the term of the plan) is described on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no preemptive rights, rights of first refusal, rights of participation or any similar right to participate in the transactions contemplated by the Transaction Documents.

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, any Principal Market [as defined in Section 9(b)], or the Company’s stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder have been approved by the Company’s board of directors in accordance with the Company’s certificate of incorporation and applicable law.  Any such qualifications and filings will, in the case of qualifications, be effective upon Closing and will, in the case of filings, be made within the time prescribed by law.

(f)           No Violation or Conflict.  Subject to the execution and receipt of the Required Approvals by the requisite parties and assuming the representations and warranties of the Subscriber in Section 4 are true and correct, neither the issuance nor the sale of the Securities nor the performance of the Company’s obligations under the Transaction Documents by the Company, will:

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(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party, except in each case the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except in favor of each Subscriber as described herein; or

(iii)           except as set forth on Schedule 5(d), result in the activation of any rights of first refusal, participation rights, pre-emptive rights, anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv)           result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)           The Securities.  The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and on the dates of issuance of the Notes, Warrants and AIR, the Conversion Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants, such Notes, Warrants, AIR, Conversion Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or an exemption from registration, will be free trading, unrestricted and unlegended;

(iii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

(iv)           will not subject the holders thereof to personal liability by reason of being such holders;

(v)           assuming the representations and warranties of the Subscribers as set forth in Section 4 hereof are materially true and correct, will not result in a violation of Section 5 under the 1933 Act.

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(h)           Litigation.  Other than as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)           No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold in violation of Regulation M promulgated under the 1934 Act.

(j)           Information Concerning Company.  As of the date of this Agreement and the Closing Date, the Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates required to be disclosed therein. Since December 31, 2011, and except as disclosed in the Reports or modified in the Reports and Other Written Information or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.  The financial statements of the Company included in the Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(k)           Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the Offering, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

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(l)           Defaults.  The Company is not in violation of its certificate of incorporation or bylaws.   The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m)           No Integrated Offering.   Except as set forth on Schedule 5(m)1, neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTCBB [as defined in Section 5(v)].  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or suffer any inaction or conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o)           No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those set forth on its financial statements contained in the Reports or those incurred in the ordinary course of the Company’s business since March 31, 2012, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(p)           No Undisclosed Events or Circumstances.  Since March 31, 2012, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)           Dilution.   The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

1 Schedule 5(m) to describe recent unit offering, which will be terminated and “converted” into this offering.

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(r)           No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(s)           Investment Company.  Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)           Foreign Corrupt Practices.   Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)           Reporting Company/Shell Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and has a class of securities registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.  As of the Closing Date, the Company is not a “shell company” but is a “former shell company” as those terms are employed in Rule 144 under the 1933 Act.

(v)           Listing.  The Company’s Common Stock is quoted on the OTC Bulletin Board of the OTC Market Groups, Inc. (“OTCBB”) under the symbol ADMD.  The Company has not received any pending oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the OTCBB nor that its Common Stock does not meet all requirements for the continuation of such quotation.

(w)           DTC Status.  The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.   The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(w) hereto.

(x)           Title to Assets.  The Company owns no real property.  Except as may be sold in the ordinary course of business, the Company has good title to all of its personal property reflected in the Reports, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those that, individually or in the aggregate, do not cause and are not reasonably likely to cause a Material Adverse Effect.  All leases of the Company are valid and subsisting and in full force and effect.

(y)           Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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(z)           Taxes. The Company has accurately prepared and filed all federal, state, foreign and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and that are not currently due and payable. None of the federal income tax returns of the have been audited by the Internal Revenue Service (the “IRS”). The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any completed tax period, nor of any basis for any such assessment, adjustment or contingency.

(aa)           Intellectual Property. The Company owns, possesses or has the right to use pursuant to a valid license, all patents, trademarks, domain names (whether or not registered), websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations as set forth in the Reports, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except for those that, individually or in the aggregate, do not cause and are not reasonably likely to cause a Material Adverse Effect.

(bb)           Books and Record Internal Accounting Controls. The books and records of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities.

(cc)           Material Agreements.  The Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or applicable form (collectively, “Material Agreements”) if the Company was registering securities under the Securities Act that has not been so filed.  The Company has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, has received no notice of default and are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect.  Except as set forth in the Company’s certificate of incorporation or in the Transaction Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company limits the payment of dividends on the Common Stock.

(dd)           Transactions with Affiliates. Except as set forth in the Reports, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Company on the one hand, and (ii) on the other hand, any officer or director of the Company, or any Affiliate.

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(ee)           Sarbanes-Oxley Act. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder that are effective, and applicable to the Company as of the date hereof.

(ff)           Insurance. The amount and type of the Company’s insurance coverage is set forth in Schedule 5(ff). To the best of Company’s knowledge, such insurance contracts and policies are valid and in full force and effect.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s business.

(gg)           Application Of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of its state of incorporation that is or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Subscribers’ ownership of the Securities.

(hh)           Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP and that would be reasonably likely to have a Material Adverse Effect.

(ii)           Material Non-Public Information. Except with respect to the transactions contemplated hereby that will be publicly disclosed, the Company has not provided any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information.

(jj)           Environmental Compliance. The Company has obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws and used in its business or in the business of any of its Subsidiaries, unless the failure to possess such approvals, authorizations, certificates, consents, licenses, orders or permits, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, the Company is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws and there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

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(kk)           Correctness of Representations.   The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(ll)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

6.           Regulation D Offering/Legal Opinion.  The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide opinions reasonably acceptable to the Subscribers in substantially the form annexed hereto as Exhibit F from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers.   The Company will provide, at the Company’s expense, to the Subscribers, such other legal opinions as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Securities pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration at the time of disposition of the Securities, provided the sale of such Securities qualifies for such exemption or is covered by a Registration Statement.

7.1.           Conversion of Notes.

(a)           Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company’s transfer agent shall issue stock certificates in the name of a Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.  The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 4(h).  If and when a Subscriber sells the Conversion Shares, assuming (i) a registration statement including such Conversion Shares for registration has been filed with the Commission, is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) Subscriber or its agent confirms in writing to the transfer agent that Subscriber has complied with the prospectus delivery requirements, the Company will reissue the Conversion Shares without restrictive legend and the Conversion Shares will be free-trading, and freely transferable.  In the event that the Conversion Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend, provided that Subscriber delivers reasonably requested representations in support of such opinion.

(b)           Each Subscriber will give notice of its decision to exercise its right to convert its Note, interest, or part thereof by telecopying, or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed facsimile transmission or otherwise pursuant to Section 13(a) of this Agreement.  Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied.  Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 6 PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET, then the next business day) shall be deemed a “Conversion Date.”  The Company will itself or cause the Company’s transfer agent to transmit the Company’s Common Stock certificates representing the Conversion Shares issuable upon conversion of the Note to Subscriber via express courier for receipt by Subscriber within three (3) business days after the Conversion Date (such third day being the “Delivery Date”).  In the event the Conversion Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber.   A Note representing the balance of the Note not so converted will be provided by the Company to Subscriber if requested by Subscriber, provided Subscriber delivers the original Note to the Company.

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(c)           The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 7.1 hereof later than the Delivery Date could result in economic loss to the Subscribers.  As compensation to Subscribers for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to each applicable Subscriber for late issuance of Conversion Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note, the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered.  The Company shall pay any payments incurred under this Section upon demand.  Furthermore, in addition to any other remedies which may be available to the Subscribers, in the event that the Company fails for any reason to effect delivery of the Conversion Shares on or before the Delivery Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company.

7.2.           Mandatory Redemption at Subscriber’s Election.  In the event (i) the Company is prohibited from issuing Conversion Shares, (ii) upon the occurrence of any other Event of Default (as defined in the Note, this Agreement or any other Transaction Document), that continues for ten (10) or more business days beyond any applicable cure period, (iii) a Fundamental Transaction (as defined in Section 2.1(c)(A) of the Note) occurs, or (iv) upon the liquidation, dissolution or winding up of the Company or any material Subsidiary, then at the Subscriber's election, the Company must pay to each such demanding Subscriber not later than ten (10) days after request by such Subscriber, a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by each such Subscriber by, at Subscriber’s election, the greater of (i) 120%, or (ii) a fraction the numerator of which is the highest closing price of the Common Stock for the thirty (30) days preceding the date demand is made by Subscriber pursuant to this Section 7.2 and the denominator of which is the lowest applicable conversion price during such thirty (30) day period, plus accrued but unpaid interest and any other amounts due under the Transaction Documents ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by each Subscriber on the same date as the Conversion Shares otherwise deliverable or within ten (10) days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal, interest and other amounts will be deemed paid and no longer outstanding.  The Subscriber may rescind the election to receive a Mandatory Redemption Payment at any time until such payment is actually received.  Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the ten day period prior to the actual receipt of the Mandatory Redemption Payment by such Subscriber shall be credited against the Mandatory Redemption Payment provided the balance of the Mandatory Redemption Payment is timely paid.  The foregoing notwithstanding, Subscriber may demand and receive from the Company the amount stated above or any other greater amount which Subscriber is entitled to receive or demand pursuant to the Transaction Documents.

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7.3.           Maximum Conversion.   A Subscriber shall not be entitled to convert on a Conversion Date that amount of a Note nor may the Company make any payment including principal, interest, or liquidated or other damages by delivery of Conversion Shares in connection with that number of Conversion Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Subscriber and its Affiliates on a Conversion Date or payment date, and (ii) the number of Conversion Shares issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a calculation date, which would result in beneficial ownership by Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.  Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%.  The Subscriber shall have the authority to determine whether the restriction contained in this Section 7.3 will limit any conversion of a Note and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies.  The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days prior written notice to the Company.  Subscriber may allocate which of the equity of the Company deemed beneficially owned by Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

7.4.           Injunction Posting of Bond.  In the event a Subscriber shall elect to convert a Note or part thereof, or exercise a Warrant, the Company may not refuse conversion or exercise based on any claim that Subscriber or anyone associated or affiliated with Subscriber has been engaged in any violation of law, or for any other reason, unless, a final non-appealable injunction from a court made on notice to Subscriber, restraining and or enjoining conversion of all or part of such Note or exercise of such Warrant shall have been sought and obtained by the Company or the Company has posted a surety bond for the benefit of Subscriber in the amount of 120% of the greater of the outstanding principal and accrued but unpaid interest of the Note, or aggregate purchase price of the Conversion Shares, or 120% of the aggregate exercise price of the Warrants which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to Subscriber to the extent the judgment or decision is in Subscriber’s favor.

7.5.           Buy-In.   In addition to any other rights available to Subscribers, if the Company fails to deliver to a Subscriber Conversion Shares by the Delivery Date and if after the Delivery Date Subscriber or a broker on Subscriber’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Subscriber of the Common Stock which Subscriber was entitled to receive upon such conversion (a “Buy-In”), then the Company shall pay to Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion request was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Note principal and/or interest, the Company shall be required to pay Subscriber $1,000 plus interest. Subscriber shall provide the Company written notice and evidence indicating the amounts payable to Subscriber in respect of the Buy-In.

7.6.           Redemption.    The Note shall not be redeemable or callable by the Company, except as described in the Note.

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8.           Fees.

(a)           Broker’s Commission.  The Company on the one hand, and each Subscriber (for such Subscriber only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.  The Company represents that to the best of its knowledge, except as set forth on Schedule 8(a), there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments for the Company in connection with the Offering.  The Company agrees to pay, upon Closing the fees described on Schedule 8(a) hereto (“Fees”).  Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber’s own actions and not for any action of any other Subscriber.  The liability of the Company and each Subscriber’s liability hereunder is several and not joint.

(b)           Subscriber’s Legal Fees.   The Company shall pay to Grushko & Mittman, P.C., a cash fee of $20,000 (“Legal Fees”) (of which $5,000 has been paid) as reimbursement for services rendered in connection with the transactions described in the Transaction Documents.  The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.  Grushko & Mittman, P.C. will be reimbursed at Closing by the Company for all lien searches, filing fees, and reasonable printing and shipping costs for the closing statements to be delivered to Subscribers.

9.           Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)           Stop Orders.  Subject to the prior notice requirement described in Section 9(n), the Company will advise the Subscribers within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws, provided to the extent not in violation of such federal or state securities law at least five (5) days prior notice of such instruction is given to the Subscribers.

(b)           Listing/Quotation.   The Company shall promptly secure the quotation or listing of and include the Conversion Shares and Warrant Shares for listing upon each national securities exchange, electronic bulletin board, or automated quotation system upon which the Company’s Common Stock is quoted or listed and shall maintain same so long as any Securities are outstanding or are issuable.  The Company will maintain the quotation or listing of its Common Stock on the NYSE Amex Equities, NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market, OTC Market Groups, Inc., the OTCBB maintained by FINRA, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable.  Subject to the limitation set forth in Section 9(n), the Company will provide Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.  As of the date of this Agreement and the Closing Date, the OTCBB is the Principal Market.

(c)           Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

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(d)           Filing Requirements.   From the date of this Agreement and until the last to occur of (i) all the Conversion Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (ii) none of the Notes, Warrants and Additional Investment Rights are outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) comply in all respects with its reporting and filing obligations under the 1934 Act, (B) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act even if the Company is not subject to such reporting requirements sufficient to permit Subscriber to be able to resell the Conversion Shares and Warrant Shares pursuant to Rule 144(b)(i), and (C) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its commercially reasonable best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will satisfy its obligations to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D promulgated under the 1934 Act.

(e)           Use of Proceeds.   The proceeds of the Offering will be substantially employed by the Company for the purposes set forth on Schedule 9(e) hereto.  Except as described on Schedule 9(e), the proceeds of the Offering may not and will not be used for accrued and unpaid officer and director salaries, nor payment of financing related debt nor redemption of outstanding notes or equity instruments of the Company nor non-trade payables outstanding on the Closing Date.

(f)           Reservation.   Prior to the Closing, the Company undertakes to reserve on behalf of Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 100% of the amount of Common Stock necessary to allow Subscribers to be able to convert all of the Notes (including interest that would accrue thereon through the Maturity Date (as defined in the Notes)) and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants (“Required Reservation”).  The Company will reserve pro-rata on behalf of the Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 150% of the amount of Common Stock necessary to allow Subscribers to be able to convert all of the Notes (including interest that would accrue thereon through the Maturity Date) and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants.  Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time shall be a material default of the Company’s obligations under this Agreement and an Event of Default under the Notes.  Without waiving the foregoing requirement, if at any time Notes and Warrants are outstanding the Company has reserved on behalf of the Subscribers less than the Required Reservation, the Company will promptly take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen (15) days after the first day the Company has reserved less than the Required Reservation.  The Company agrees to provide notice to the Subscribers not later than five (5) days after the date the Company has less than the Required Reservation reserved on behalf of the Subscribers.

(g)           DTC Program.  At all times that Notes or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock, Conversion Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program and such Common Stock, Conversion Shares and Warrant Shares will be maintained as eligible for transfer pursuant to the Depository Trust Automated Securities Transfer Program.

(h)           Taxes.  From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

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(i)           Insurance.  As reasonably necessary as determined by the Company, from the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(j)           Books and Records.  From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP applied on a consistent basis.

(k)           Governmental Authorities.   From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all requirements of governmental authorities relating to the conduct of its business and to its properties or assets.

(l)           Intellectual Property.  From the date of this Agreement and until the End Date, the Company shall use commercially reasonable efforts to maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.  Schedule 9(l) hereto identifies the following intellectual property owned by the Company: patents, patents pending, patent applications, trademarks, tradenames, service marks, registered copyrights, domain names and licenses.

(m)           Properties.  From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.  The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent, in the Company’s judgment, to do so under the circumstances.

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(n)           Confidentiality.   From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K and any registration statement which registers the Securities or statements regarding the Subscribers’ ownership of the Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of the Subscribers unless (i) expressly agreed to in writing by Subscribers, (ii) as needed in any dispute or proceeding with a Subscriber, (iii) in response to an inquiry by a governmental agency or a self-regulatory organization or (iv) to the extent required by law and then only upon not less than four (4) days prior notice to Subscribers. The Company will specifically disclose in each Form 8-K filed until the End Date the amount of Common Stock outstanding immediately prior to such filing. Upon  delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note, Warrants, Additional Investment Rights, Conversion Shares or Warrant Shares are held by such Subscribers, unless the  Company has in good faith determined that the matters relating to such notice or information do not constitute material, nonpublic information relating to the Company or unless such information is delivered to such Subscriber pursuant to a nondisclosure agreement between the Company and such Subscriber whereby such Subscriber has agreed to maintain material nonpublic information in confidence, the Company shall within four (4) days after any such delivery publicly disclose such  material,  nonpublic information on a Report on Form 8-K.  In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, except as required to be delivered in connection with this Agreement, the Company shall so indicate to Subscribers prior to delivery of such notice or information.  Subscribers will be granted five (5) days to notify the Company that Subscriber elects not to receive such information.  In the case that Subscriber elects not to receive such information, the Company will not deliver such information to Subscribers; provided that such failure to provide such information will not be deemed to be a default by the Company under the Transaction Documents.  In the absence of any such Company indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company.  Notwithstanding anything to the contrary herein, the Company shall have no obligation to file a Report on Form 8-K and/or provide prior notification to a Subscriber in advance of delivering any notice or information that contains material nonpublic information to any Subscriber who is serving as a director or officer of the Company at the time of disclosure.  The Company agrees that any information known to Subscriber as of the Closing Date not already made public by the Company on or after the filing of the Form 8-K required to be filed pursuant to Section 9(o) below may be made public and disclosed by the Subscriber unless and to the extent that such information was disclosed to such Subscriber pursuant to a nondisclosure agreement between the Company and such Subscriber whereby such Subscriber has agreed to maintain material nonpublic information in confidence.

(o)           Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information together with the terms of the Offering, the Company undertakes to publicly disclose on a Form 8-K not later than one (1) business day after the Closing Date, neither it nor any other person acting on its behalf have or will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber, its agent or counsel shall have agreed in writing to accept such information as described in Section 9(n) above or unless such Subscriber is serving as a director or officer of the Company at the time of disclosure.  The Company understands and confirms that the Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(p)           Negative Covenants.   So long as Notes are outstanding, without the consent of a Majority in Interest (defined in Section 13(j) below), the Company will not directly or indirectly:

(i)           create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for (a) Liens upon the Company’s intellectual property in connection with a license, development, manufacturing or distribution transaction or other partnering arrangement; (b) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (c) carriers’, warehousemen’s, mechanic’s, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (d) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (f) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; and (g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (g), a “Permitted Lien”);

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(ii)           amend its certificate of incorporation or bylaws so as to materially and adversely affect any rights of the Subscribers with respect to the Securities except to increase the number of shares of Common Stock authorized or to designate a new series of Preferred Stock;

(iii)           repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv)           except as set forth on Schedule 9(p)(iv), engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $200,000 [in one or more transactions but not to exceed $800,000, in the aggregate, all of which will be aggregated for purposes of this Section 9(p)(iv)] other than (i) for payment of salary, or fees for services rendered, pursuant to and on the terms of a written contract in effect at least five (5) days prior to the Closing Date, a copy of which has been provided to the Subscriber at least four (4) days prior to the Closing Date or disclosed in the Reports at least four (4) days prior to the Closing Date, which contracts may be extended on terms customary and reasonable within the marketplace, (ii) reimbursement for authorized expenses incurred on behalf of the Company, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company disclosed in the Reports or on Schedule 5(d), or (iv) other transactions disclosed in the Reports; or

(v)           pay or redeem any financing related debt or securities outstanding as of the Closing Date.

(q)           Offering Restrictions.   Subject to the consent of a Majority in Interest, for so long as the Notes are outstanding, the Company will not enter into nor exercise any Equity Line of Credit or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”).   For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).  For the avoidance of doubt, nothing in this section shall limit the Company’s ability to conduct an at-the-market offering except that, in no event may the Company file a shelf registration statement and sell Common Stock in reliance thereon below the Conversion Price in effect at the time of such sale.

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(r)           Seniority.   Except for Permitted Liens and as set forth in Schedule 9(r), until the Notes are fully satisfied or converted, without written consent of a Majority in Interest, the Company shall not grant nor allow any security interest to be taken in any assets of the Company ; nor issue or amend any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any assets of the Company or any right to payment equal to or superior to any right of the Subscribers as holders of the Notes in or to such assets or payment.

(s)           Notices.   For so long as the Subscribers hold any Notes, Warrants or AIR is outstanding, the Company will maintain a United States address and United States fax number for notice and delivery purposes under the Transaction Documents.

(t)           Transactions with Insiders.  Except as permitted pursuant to Section 9(p)(iv), so long as the Notes are outstanding, without a consent of a Majority in Interest, the Company shall not, enter into, materially amend, materially modify or materially supplement any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below)(or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual.  “Affiliate” for purposes of this Section 9(t) means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a five percent (5%) or more equity interest in that person or entity, (ii) has five percent (5%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  For purposes hereof, “Insiders” shall mean any officer, or director of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their Affiliates or family members.

(u)           Stock Splits.  For so long as the Notes are outstanding, the Company undertakes and covenants that without the consent of a Majority in Interest, the Company will not effect any stock splits; provided that such consent shall not be required in connection with (i) the Company’s uplisting to another Principal Market in order to attain a minimum trading price pursuant to the listing rules of such other Principal Market, or (ii) pursuant to the requirements of an underwriter in connection with an underwritten public offering of not less than Two Million Dollars ($2,000,000), which requirements are memorialized in a written binding agreement with the underwriter.

(v)           Notice of Event of Default.  The Company agrees to notify Subscriber of the occurrence of an Event of Default (as defined and employed in the Transaction Documents) not later than five (5) days after any of the Company’s officers or directors becomes aware of such Event of Default.

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(w)           Further Registration Statements.    The Company will not, without the consent of a Majority in Interest, file with the Commission or with state regulatory authorities any registration statements, shares reserved for outside securities counsel, or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which such company securities are registered therein, until the expiration of the “Exclusion Period,” which shall be defined as the sooner of (i) the date all of the Registrable Securities (as defined in Section 11.1) have been registered in an effective registration statement that has been effective for not less than six months, or (ii) until all the Conversion Shares and Warrant Shares may be resold by the Subscribers pursuant to a registration statement or Rule 144b(1)(i), without regard to volume limitations.  The Exclusion Period will be tolled or reinstated, as the case may be, during the pendency of an Event of Default as defined in the Note.

(x)           Lockup Agreement.   The Company will deliver to the Subscribers on or before the Closing Date and enforce the provisions of irrevocable lockup agreements (“Lockup Agreement”) in the form annexed hereto as Exhibit G, with the persons identified on Schedule 9(x) with respect to the Common Stock and rights to acquire Common Stock set forth on Schedule 9(x).

(y)           Intercreditor Agreement.   The Company will deliver to the Subscribers on or before the Closing Date and enforce the provisions of an Intercreditor Agreement, the form of which is annexed hereto as Exhibit H.

10.           Covenants of the Company Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty, or material misrepresentation, by Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

(b)           In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Registrable Securities (as defined herein).

11.1.           Registration Rights.  The Company hereby grants the following registration rights to holders of the Securities.

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(i)           The Company shall file with the Commission a registration statement on Form S-3 (the “Registration Statement”) (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act on or before thirty (30) days after the Closing Date (the “Filing Date”). The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable following the Filing Date (including filing with the Commission a request for acceleration of its effectiveness in accordance with Rule 461 within three (3) business days of the date that the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be reviewed, or not be subject to further review), but in any event not later than sixty (60) days after the Closing Date (the “Effective Date”).  The Company will register not less than a number of shares of common stock in the aforedescribed Registration Statement that is equal to 125% of the Conversion Shares issued and issuable upon conversion of all the Notes issuable on the Closing Date including interest for the entire term of the Notes and 100% of the Warrant Shares issuable upon exercise of the Warrants (collectively the “Registrable Securities”).  Registrable Securities shall include all shares of Common Stock issuable under or upon conversion of the AIR Notes (as defined in the Additional Investment Rights) and all Warrant Shares issuable under the AIR Warrants (as defined in the Additional Investment Rights).   Any securities which are Registrable Securities shall cease being a Registrable Security once it has been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act or may be resold under Rule 144 without volume limitations or manner of sale requirements.  Registrable Securities includes all Warrant Shares without giving effect to the holder’s right to exercise the Warrants on a cashless basis.  In the event that the Company is required by the Commission pursuant to Rule 415 of the 1933 Act to cutback the number of shares being registered in the Registration Statement, the Company shall reduce the Registrable Securities proportionately among the holders of such Securities based on the amount of Registrable Securities and Additional Registrable Securities included therein for each of the holders (“Registration Cutback”).  The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, prorata, and not issued, employed or reserved for anyone other than each Subscriber and Warrant holder.  The Company represents that there are no securities of the Company which would or could be aggregated with the Registrable Securities for purposes of Rule 415 and the Company will not take any action that could cause such aggregation.   Not later than twenty (20) days after first being permitted by applicable Commission rules and regulations, the registration statement will be amended by the Company or additional registration statements will be filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.  Without the written consent of a Majority in Interest, no securities of the Company other than the Registrable Securities will be included in the Registration Statement.  Except in the case of a Registration Cutback, it shall be deemed a default of the Company’s obligations if at any time after the date the registration statement is declared effective by the Commission (“Actual Effective Date”) the Company has registered for unrestricted resale on behalf of the Holders fewer than 90% of the amount of shares of Common Stock required to be registered therein (the difference between the amount required to be registered therein and the actual amount of shares registered being the “Shortfall”).  In such event the Company shall take all actions necessary to cause at least the amount of shares of Common Stock required to be registered therein to be registered within forty-five (45) days after the first day such Shortfall exists.  Failure to file the registration statement in accordance with the preceding sentence within thirty (30) days after the first day such Shortfall first exists or failure to cause such registration to become effective within forty-five (45) days after such Shortfall first exists shall be included in the definition of a Non-Registration Event set forth in Section 11.4.

(ii)           If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least ten (10) days’ prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the “Seller” or “Sellers”). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction.

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(iii)           The Subscribers hereby acknowledge that there may be times when the Company must suspend the use of a prospectus until such time as an amendment to the related registration statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such prospectus.  Each Subscriber hereby covenants that it will not sell any securities pursuant to any prospectus during the period commencing at the time at which the Company gives the Sellers notice of the suspension of the use of such prospectus and ending at the time the Company gives the Sellers notice that the Sellers may thereafter effect sales pursuant to such prospectus.  Notwithstanding anything herein to the contrary, the Company shall not suspend use of any registration statement by the Sellers unless in the good faith determination of the Company such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected registration statement or the related prospectus as required by the federal securities laws or so that such registration statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading; provided, however, that (X) except as otherwise provided by clause (Y) below, in the event that such suspension is required by the need for an amendment or supplement to a registration statement or a related prospectus, the Company shall promptly file such required amendments or supplements as shall be necessary for the disposition of the Registrable Securities to recommence and (Z) if the board of directors of the Company has determined in good faith that offers and sales pursuant to a prospectus should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in the related registration statement would be premature or would have a material adverse effect on the Company and its business, the Company may suspend the use of such prospectus and defer the filing of any required amendment or supplement for the minimum period of time necessary to avoid such material adverse effect.

11.2.           Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a)           subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11.1 with respect to such securities and use its commercially reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify the Sellers  (by facsimile and by e-mail to an address, if any, provided by the Subscribers) and Grushko & Mittman, P.C. (by email to counslers@aol.com) on or before the second  business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the registration statement, and (ii) the registration statement has been declared effective (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company’s obligation and an Event of Default as defined in the Notes and a Non-Registration Event as defined in Section 11.4 of this Agreement);

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of one (1) year, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers’ intended method of disposition set forth in such registration statement for such period;

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(c)           furnish to the Sellers, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

(d)           use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)           list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f)           notify the Sellers within twenty-four (24) hours of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Securities;

(g)           provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers during reasonable business hours,  and any attorney, accountant or other agent retained by the Sellers, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Sellers, attorney, accountant or agent in connection with such registration statement at such requesting Seller’s expense; and

(h)           provide to the Sellers copies of the registration statement and amendments thereto five (5) business days prior to the filing thereof with the Commission.  Any Seller’s failure to comment on any registration statement or other document provided to a Subscriber or its counsel shall not be construed to constitute approval thereof nor the accuracy thereof.

11.3.           Provision of Documents.  In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

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11.4.           Non-Registration Events.  The Company agrees that the Sellers will suffer damages if the registration statement is not filed or is not declared effective by the Commission by the dates described herein and accordingly, if (A) due to the action or inaction of the Company a registration statement is not declared effective within five days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the registration statement will not be reviewed or that the Commission has no further comments, (B) any registration statement described in Section 11.1(i) is not filed by the Filing Date, or any other date set forth in Section 11.1(i), or (C) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iii) is filed and declared effective but shall thereafter cease to be effective without being succeeded within twenty-two (22) business days by an effective replacement or amended registration statement or for a period of time which shall exceed thirty (30) days in the aggregate per year (defined as every rolling period of three hundred and sixty-five (365) consecutive days commencing on the effective date) (each such event shall be a “Non-Registration Event”), then the Company shall pay to the holder of Registrable Securities, as Liquidated Damages, an amount equal to one percent (1%) for the initial thirty (30) days, and one and one-half percent (1.5%) for each thirty (30) days thereafter (or such lesser pro-rata amount for any period of less than thirty (30) days) of the principal amount of the outstanding Notes and purchase price of Conversion Shares and Warrant Shares issued upon conversion of Notes and exercise of Warrants held by Subscribers which are subject to such Non-Registration Event with a maximum aggregate amount of Liquidated Damages not to exceed 10% of the sum of the Note principal plus aggregate actual Warrant exercise prices.  The Company must pay the Liquidated Damages in cash.  The Liquidated Damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable.  In the event a registration statement is filed but is withdrawn prior to being declared effective by the Commission, then such registration statement will be deemed to have not been filed and Liquidated Damages will be calculated accordingly.  All oral or written communications received from the Commission relating to a registration statement must be responded to within ten (10) business days after receipt of such communication from the Commission.  Failure to timely respond to Commission communications is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate and amounts set forth above calculated from the date the response was required to have been made. Liquidated Damages shall not be payable pursuant to this Section 11.4 in connection with Registrable Securities for such times as such Registrable Securities may be sold by the holder thereof without volume limitations or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act.

11.5.           Expenses.  All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of FINRA, transfer taxes, and fees of transfer agents and registrars (but excluding such fees relating to any transfer of Common Stock by a Subscriber that is unrelated to a resale under a Registration Statement), are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.”  The Company will pay all Registration Expenses in connection with any registration statement described in Section 11.  Selling Expenses in connection with each such registration statement shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares included on behalf of the Seller relative to the aggregate number of shares included under such registration statement for all Sellers, or as all Sellers thereunder may agree.

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11.6.           Indemnification and Contribution.

(a)           In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller in writing specifically for use in such registration statement or prospectus.

(b)           In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such registration statement.

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(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonabledefenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)           In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such registration statement.

11.7.           Unlegended Shares and 144 Sales.

(a)           Delivery of Unlegended Shares.  Within five (5) business days (such fifth day being the “Unlegended Shares Delivery Date”) after the day on which the Company has received (i) a notice that Conversion Shares, Warrant Shares or any other Common Stock (acquired pursuant to or in connection with this Agreement or the Transaction Documents) held by the Subscriber has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144 and any other documents required by the Company’s transfer agent, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

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(b)           DWAC.   In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Subscribers, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal Agent Commission system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c)           Late Delivery of Unlegended Shares.   The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11.7 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber.  As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default.  If during any three hundred and sixty (360) day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 120% of the Purchase Price paid by the Subscriber for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty (30) day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty (30) day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”).  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d)           Injunction.  In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or anyone associated or affiliated with such Subscriber has not complied with Subscriber’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of the greater of (i) 120% of the amount of the aggregate purchase price of the Common Stock which is subject to the injunction or temporary restraining order, or (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

(e)           Buy-In.   In addition to any other rights available to Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date the Subscriber, or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

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(f)           144 Default.   At any time commencing six months after the Closing Date and ending on the End Date, in the event the Subscriber is not permitted to sell any of the Conversion Shares or Warrant Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason including but not limited to failure by the Company to file quarterly, annual or any other filings required to be made by the Company by the required filing dates (provided that any filing made within the time for a valid extension shall be deemed to have been timely filed), or the Company’s failure to make information publicly available which would allow Subscriber’s reliance on Rule 144 in connection with sales of Conversion Shares or Warrant Shares, except due to a change in current applicable securities laws or because the Subscriber is an Affiliate (as defined under Rule 144) of the Company, then the Company shall pay such Subscriber as liquidated damages and not as a penalty for each thirty (30) days (or such lesser pro-rata amount for any period less than thirty (30) days) an amount equal to two percent (2%) of the purchase price of the Conversion Shares and Warrant Shares subject to such 144 Default.  Liquidated Damages shall not be payable pursuant to this Section 11.7(f) in connection with Shares for such times as such Shares may be sold by the holder thereof without any legend or volume or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act or pursuant to an effective registration statement.

12.           (a)           Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a bona fide strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with bona fide strategic license agreements and other bona fide partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 5(d) as such plans are constituted on the Closing Date or contemplated to be amended or adopted as described on Schedule 5(d), (iv) the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the unamended terms disclosed in the Reports and which securities are also described on Schedule 12(a), and (v) as a result of the exercise of Additional Investment Rights or Warrants or conversion of Notes which are granted or issued pursuant to this Agreement (collectively, the foregoing (i) through (v) are “Excepted Issuances”), if at any time the Notes or Warrants are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time, or if less than the Warrant exercise price in effect at such time, without the consent of the a Majority in Interest, then the Conversion Price and Warrant exercise price shall automatically be reduced to such other lower price.  The Conversion Price of the Conversion Shares and exercise price in relation to the Warrant Shares shall be calculated separately for the Conversion Shares and Warrant Shares.  Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  For purposes of the adjustments described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the adjustment described above upon the sooner of (A) public announcement of, (B) the agreement to, or (C) actual issuance of such convertible security, warrant, right or options and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price in effect upon such issuance.  A convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance will be deemed to have been issued for the actual cash amount received by the Company in consideration of such convertible instrument.  The rights of Subscribers set forth in this Section 12(a) are in addition to any other rights the Subscribers have pursuant to this Agreement, the Notes, Warrants, any other Transaction Document, and any other agreement referred to or entered into in connection herewith or to which Subscribers and Company are parties.  The Subscriber is also given the right to elect to substitute any term or terms of any other offering in connection with which the Subscriber has rights as described in Section 12(b), for any term or terms of the Offering in connection with Securities owned by Subscriber as of the date the notice described in Section 12(b) is required to be given to Subscriber.

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(b)           Right of Participation.  Until twelve (12) months following the Closing Date, the Subscribers hereunder shall be given not less than fifteen (15) days prior written notice of any proposed sale by the Company of its Common stock or other securities or equity linked debt obligations (“Other Offering”), except in connection with the Excepted Issuances.  If Subscribers elect to exercise their rights pursuant to this Section 12(b), the Subscribers shall have the right during the fifteen (15) days following receipt of the notice, to purchase in the aggregate up to all of such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale, relative to each other in proportion to the amount of Note Principal issued to them on Closing Date.  Subscribers who participate in such Other Offering shall be entitled at their option to purchase, in proportion to each other, the amount of such Other Offering that could have been purchased by Subscribers who do not exercise their rights hereunder until up to the entire Other Offering is purchased by Subscribers.  In the event such terms and conditions are modified during the notice period, Subscribers shall be given prompt notice of such modification and shall have the right during the fifteen (15) days following the notice of modification to exercise such right.

(c)           Maximum Exercise of Rights.  In the event the exercise of the rights described in Section 12(a) and Section 12(b) would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Subscriber (but not the payment to the Company of the purchase price for the common stock or other securities or equity linked debt obligations sold in the Other Offering) will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement and such Subscriber notifies the Company accordingly.

13.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice in accordance with this Section 13(a).  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of suchmailing, whichever shall first occur.  The addresses for such communications shall be:  if to the Company, to: Advanced Medical Isotope Corporation, 6208 W. Okanogan Avenue, Kennewick, WA 99336, Attn: James C. Katzaroff, CEO, facsimile: (509) 736-4007, with a copy by fax only to (which shall not constitute notice): Honorable Steven S. Honigman, 500 East 77th Street, New York, NY 10162, facsimile: (917) 591-7364, and (ii) if to the Holder, to the address and facsimile number listed on Schedule 1 hereto, with a copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

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(b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof or any other State.  Any action brought by any party against any other party hereto concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 13(d) hereof, the Company and each Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

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(f)           Damages.   In the event the Subscriber is entitled to receive any liquidated or other damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.  In the event the Subscriber is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies are different, Subscriber is granted the right in Subscriber’s absolute discretion to proceed under such section as Subscriber elects.

(g)           Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscribers and thus refunded to the Company.  The Company agrees that it may not and actually waives any right to challenge the effectiveness or applicability of this Section 13(g).

(h)           Calendar Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)           Consent.   As used in this Agreement and the other Transaction Documents and any other agreement delivered in connection herewith, “Consent of the Subscribers” or similar language means the consent of holders of more than sixty-five percent (65%) of the outstanding principal amount of Notes (such holders being a “Majority in Interest”).  A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify or amend any Transaction Documents or waive any default or requirement applicable to the Company, Subsidiaries or Subscribers under the Transaction Documents provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Subscribers to each other remains unchanged.

(k)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

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(l)           Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.  A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(m)           Maximum Liability.   In no event shall the liability of the Subscribers or permitted assign hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Conversion Shares or Warrant Shares.

(n)           Independent Nature of Subscribers.     The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(o)           Equal Treatment.   No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(p)           Adjustments.   The conversion price, Warrant exercise price, amount of Conversion Shares and Warrant Shares, trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted and as otherwise described in this Agreement, the Notes and Warrants.

[-SIGNATURE PAGES FOLLOW-]

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

ADVANCED MEDICAL ISOTOPE CORPORATION
a Delaware corporation

By: _________________________________
      Name:
      Title:

Dated: July ___, 2012

SUBSCRIBER	PRINCIPAL AMOUNT	WARRANTS
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax No.: 01141714773504 Taxpayer ID# (if applicable): ________________ or Social Security # _________________________________________ (Signature) By:	$400,000.00

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

ADVANCED MEDICAL ISOTOPE CORPORATION
a Delaware corporation

By: _________________________________
      Name:
      Title:

Dated: July ___, 2012

SUBSCRIBER	PRINCIPAL AMOUNT	WARRANTS
BRIO CAPITAL L.P. 100 Merrick Road, Suite 401W Rockville Centre, NY 11570 Fax: (516) 706-3147 Taxpayer ID# (if applicable): ________________ or Social Security # _________________________________________ (Signature) By:	$150,000.00

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LIST OF EXHIBITS AND SCHEDULES

Exhibit A                              Form of Note
Exhibit B                              Form of Warrant
Exhibit C                              Additional Investment Rights
Exhibit D                              Escrow Agreement
Exhibit E                               Form of Security Agreement
Exhibit F                               Form of Legal Opinion
Exhibit G                              Form of Lockup Agreement
Exhibit H                              Form of Intercreditor Agreement - none
Schedule 1                           List of Subscribers
Schedule 5( d)                     Capitalization and Additional Issuances
Schedule 5(m)                     Recent Unit Offering
Schedule 5(w)                     Transfer Agent
Schedule 5(ff)                     Insurance Policy
Schedule 8(a)                      Fees
Schedule 9(e)                      Use of Proceeds
Schedule 9(l)                       Intellectual Property
Schedule 9(p)(iv)               Transactions with Affiliates
Schedule 9(x)                      Lockup Providers
Schedule 12(a)                    Excepted Issuances

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EXHIBIT A

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $____________________________                                                                                                                     Issue Date: July __, 2012

SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, ADVANCED MEDICAL ISOTOPE CORPORATION, a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay _________________________ or its registered assigns (the “Holder”), address at ________________________________________________, Fax: ____________________, without demand, the sum of ___________________ Dollars ($______________) (“Principal Amount”), with interest accruing thereon, on ______________________ (18 months from Issue Date) (the “Maturity Date”), if not sooner paid or modified as permitted herein.

This Note has been entered into pursuant to the terms of a subscription agreement (the “Subscription Agreement”) by and among the Borrower, the Holder and certain other holders (the “Other Holders”) of convertible promissory notes (the “Other Notes”), dated as of July __, 2012, for an aggregate Principal Amount of up to One Million Seven Hundred and Fifty Thousand Dollars ($1,750,000) (inclusive of AIR Notes).  Unless otherwise separately defined herein, each capitalized term used in this Note shall have the same meaning as set forth in the Subscription Agreement.  The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1           Interest Rate.   Cash interest payable on this Note shall compound annually and accrue at the annual rate of twelve percent (12%) from the Issue Date through the Maturity Date.  Interest shall be payable quarterly in arrears on the last day of each calendar quarter commencing September 30, 2012, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.  Interest will be payable in cash or at the election of the Borrower, with shares of Common Stock provided (i) an Event of Default (as defined in Article IV) or an event which with the passage of time or the giving of notice could become an Event of Default has not occurred, (ii) such Common Stock is immediately resellable pursuant to an effective resale registration statement or Rule 144 without transfer or volume restrictions, (iii) such payment in Common Stock would not cause the Holder to exceed the restrictions on ownership set forth in Section 2.3, and (iv) Borrower provides Holder not less than fifteen (15) business days’ notice prior to the due date of Borrower’s intention to pay such interest with Common Stock.  Interest paid with shares of Common Stock shall be payable on the third business day after the date such interest would be due if paid in cash.  Common Stock employed to pay interest shall be valued at eighty percent (80%) of the average of the volume weighted average prices of the Common Stock as reported by Bloomberg L.P. for the Principal Market for the five (5) trading days ending on the due date of the interest payment being made with Common Stock (“PIK Share Value”).

1.2           Payment Grace Period; Default Interest.  The Borrower shall not have any grace period to pay any monetary amounts due under this Note.  After the Maturity Date and during the pendency of an Event of Default, (as defined in Article IV), interest shall accrue at the rate of sixteen percent (16%) per annum.

1.3           Conversion Privileges.  The Conversion Rights set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default.  This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

1.4           Pari Passu.   Except as otherwise set forth herein, all payments made on this Note and the Other Notes and all actions taken by the Borrower with respect to this Note and the Other Notes, including but not limited to Mandatory Conversion and Optional Redemption, shall be made and taken pari passu with respect to this Note and the Other Notes.  Notwithstanding anything to the contrary contained herein or in the Transaction Documents, it shall not be considered non-pari passu for a Holder or Other Holder to elect to receive interest paid in shares of Common Stock or for the Borrower to actually pay interest in shares of Common Stock to such electing Holder or Other Holder.

1.5           Application of Payments.  Payments made in connection with this Note shall be applied first to amounts due hereunder other than principal and interest, thereafter to Interest and finally to Principal Amount.

1.6           Miscellaneous.   Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.  Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim.  Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower’s Common Stock, $0.001 par value per share (“Common Stock”) as set forth below.

2.1.           Conversion into the Borrower’s Common Stock.

(a)           The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued but unpaid interest, at the election of the Holder (the date of giving of such notice of conversion if before 6PM Eastern Time [or if after 6PM Eastern Time, then the next business day] being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price, determined as provided herein.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.  The interest on the Principal Amount converted prior to the Maturity Date shall be increased by an amount equal to Two Hundred and Sixteen Dollars ($216) for each One Thousand Dollars ($1,000) of Principal Amount being converted (pro-rated for lesser amounts of Principal Amount) less the amount of interest actually paid on such Principal Amount (“Additional Interest”).

Additional Interest will not be payable in the event there is an effective and current Registration Statement for the resale of the Securities and such Registration Statement has been current for at least thirty (30) days prior to the Conversion Date and further provided during each day of such thirty (30) day period, the Conversion Price is not less than $0.25.  Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  In the event such shares are electronically transferable, then delivery of the shares must be made by electronic transfer provided request for such electronic transfer has been made by the Holder.  The Holder will not be required to surrender the Note to the Borrower until the Note has been fully converted or satisfied.

(b)           Subject to adjustment as provided in Section 2.1(c) hereof, the conversion price (“Conversion Price”) per share shall be $0.10.

(c)           The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.           Merger, Sale of Assets, etc.  If, at any time while this Note is outstanding, (A) the Borrower effects any merger or consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act), is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower, or material Subsidiary of the Borrower, (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (G) a majority of the members of the Borrower’s board of directors as of the Closing Date no longer serving as directors of the Borrower, except as a result of natural causes or as a result of hiring additional outside directors in order to meet stock exchange requirements, unless prior written Consent of the Holders had been obtained by the Borrower (in any such case, a "Fundamental Transaction"), this Note, as to the unpaid principal portion thereof and accrued interest thereon, if any, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, Combinations and Dividends.   If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D.           Share Issuance.   So long as this Note is outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined below), prior to the complete conversion or payment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue without consent of a Majority in Interest then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. Common Stock issued or issuable by the Borrower for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.  “Excepted Issuances” shall mean any securities of the Borrower issued in connection with (i) a bona fide strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity so long as such issuances are not for the purpose of raising capital, (ii) a bona fide strategic license agreements and other bona fide partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Borrower’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans, (iv) the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, and (v) as a result of the exercise of Additional Investment Rights or Warrants or conversion of Notes which are granted or issued pursuant to the Subscription Agreement.  For avoidance of doubt, the amendment of the terms of outstanding securities of the Borrower which are convertible or exercisable for Common Stock shall not be deemed an issuance of securities.

(d)           Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly, but not later than the third (3rd) business day after the effectiveness of the adjustment, provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.  Failure to provide the foregoing notice is an Event of Default under this Note.

(e)           During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2           Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement.  Upon partial conversion of this Note, provided Holder has surrendered an original Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

2.3.           Maximum Conversion.   The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of  the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99%.  The Holder shall have the authority to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies.  The Holder may increase to not more than 9.99% or waive the 4.99% conversion limitation described in this Section 2.3, in whole or in part, including with respect to the payment of interest in shares of Common Stock upon and effective after 61 days prior written notice to the Borrower.  For the avoidance of doubt, any failure by Borrower to issue shares of Common Stock to a Holder due to the operation of this Section 2.3 shall not constitute an Event of Default, a delay in issuing or a failure to deliver such shares of Common Stock.

2.4.           Mandatory Conversion.  Until the Maturity Date, the Borrower will have the option exercisable from time to time but not more than one time each thirty (30) days by written notice to the Holder (“Notice of Mandatory Conversion”) of compelling the Holder to convert all or a portion of the outstanding and unpaid principal of the Note into Common Stock at the Conversion Price then in affect (“Mandatory Conversion”). The Notice of Mandatory Conversion, which if given, must be given on the first business day following twenty (20) consecutive trading days (“Lookback Period”) during which on each such trading day (i) the closing bid price for the Common Stock as reported by Bloomberg, LP for the Principal Market was equal to or greater than two hundred and fifty percent (250%) of the Conversion Price (“Target Price”), (ii) the Aggregate Dollar Volume (as defined below) is not less than Fifty Thousand Dollars ($50,000), (iii) the Registration Statement described in Section 11.1(i) of the Subscription Agreement was effective and includes therein as registered for public offer and sale, all of the Registrable Securities, without giving effect to any Registration Cutback, (iv) an Event of Default or an event which with the passage of time or the giving of notice could become an Event of Default, had not occurred, and (v) the Common Stock was listed for trading or quotation on the NYSE AMEX Equities, NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the FINRA OTC Bulletin Board or OTCQB.  The date the Notice of Mandatory Conversion is given is the “Mandatory Conversion Date.”  The Notice of Mandatory Conversion shall specify the principal amount of the Note which is subject to Mandatory Conversion.  The aggregate Principal Amount subject to Mandatory Conversion may not exceed fifty percent (50%) of the initial Principal Amount of this Note unless the Target Price is five hundred percent (500%) of the Conversion Price, in which case, the Borrower may redeem the entire Principal Amount, subject to the Mandatory Conversion provisions described herein.  Any Mandatory Conversion hereunder shall be made and taken pari passu with respect to this Note and the Other Notes, except that the Borrower must reduce the amount of the principal and interest subject to a Mandatory Conversion with respect to the Holder and/or any Other Holders, as the case may be, (a) to the extent necessary in order to comply with the conversion limitations applicable to such Holder or Other Holder, as the case may be, pursuant to Section 2.3 of this Note and the Other Notes, and (b) by the amount of principal and interest for which a respective Holder or Other Holder, as the case may be, had delivered a Notice of Conversion to the Borrower during the Lookback Period.  Each Mandatory Conversion Date shall be a deemed Conversion Date and the Borrower will be required to deliver the Common Stock issuable pursuant to a Mandatory Conversion Notice in the same manner and time period as described in this Note and in the Subscription Agreement.  A Notice of Mandatory Conversion may be given only in connection with an amount of Common Stock which would not cause the Holder to exceed the beneficial ownership limitation set forth in Section 2.3 of this Note.  In the event Borrower fails to deliver the Common Stock issuable upon Mandatory Conversion on the Delivery Date, then (i) at the Holder’s election, such Notice of Mandatory Conversion will be null and void or Holder may enforce the Notice of Mandatory Conversion, and (ii) Borrower’s failure may be deemed by Holder to be a non-curable Event of Default.  A Notice of Mandatory Conversion may be cancelled at the option of the Holder, if at any time prior to the actual delivery of the shares issuable upon such Mandatory Conversion an Event of Default, or an event which with the passage of time or giving of notice would become an Event of Default (whether or not such Event of Default has been cured), occurs.  A Notice of Mandatory Conversion may not be rescinded without the consent of the Holder.  “Aggregate Dollar Volume” shall mean the volume weighted average price of the Common Stock for the Common Stock during the calculation period multiplied by the number of shares traded during the calculation period as reported by Bloomberg, LP for the Principal Market.

2.5           Borrower’s Obligations.  Upon the conversion of this Note or part thereof, the Borrower shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Borrower’s transfer agent shall issue stock certificates in the name of a Holder (or its permitted nominee) or such other persons as designated by Holder and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.  The Borrower warrants that no instructions other than these instructions have been or will be given to the Borrower’s transfer agent and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 4(h) of the Subscription Agreement.  If and when a Holder sells the Conversion Shares, assuming (i) a registration statement including such Conversion Shares for registration has been filed with the Commission, is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) Holder or its agent confirms in writing to the transfer agent that Holder has complied with the prospectus delivery requirements, the Borrower will reissue the Conversion Shares without restrictive legend.  In the event that the Conversion Shares are sold in a manner that complies with an exemption from registration, the Borrower will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend, provided that Holder delivers reasonably requested representations in support of such opinion.

2.6           Late Delivery.  The Borrower understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 2.6 hereof later than the Delivery Date could result in economic loss to the Holder.  As compensation to Holder for such loss, the Borrower agrees to pay (as liquidated damages and not as a penalty) to Holder for late issuance of Conversion Shares in the form required pursuant to this Note upon Conversion of the Note, the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered.  The Borrower shall pay any payments incurred under this Section upon demand.  Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Borrower fails for any reason to effect delivery of the Conversion Shares on or before the Delivery Date, the Holder will be entitled to revoke all or part of the relevant Notice of Holder by delivery of a notice to such effect to the Borrower whereupon the Borrower and Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Borrower’s default shall be payable through the date notice of revocation or rescission is given to the Borrower.

2.7           Buy-In.   In addition to any other rights available to Holders, if the Borrower fails to deliver to a Holder Conversion Shares by the Delivery Date and if after the Delivery Date Holder or a broker on Holder’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Holder of the Common Stock which Holder was entitled to receive upon such conversion (a “Buy-In”), then the Borrower shall pay to Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion request was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Note principal and/or interest, the Borrower shall be required to pay Holder $1,000 plus interest. Holder shall provide the Borrower written notice and evidence reasonably acceptable to the Borrower indicating the amounts payable to Holder in respect of the Buy-In.

ARTICLE III

EVENTS OF DEFAULT

The occurrence of any of the following events of default (each an “Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

3.1           Failure to Pay Principal or Interest.  The Borrower (i) fails to pay any installment of principal or interest under this Note when due or (ii) fails to pay any other sums due under this Note within ten (10) days after such amounts are due.

3.2           Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of the Subscription Agreement, Transaction Documents or this Note, except for a breach of payment, in any material respect and such breach, if subject to cure, continues uncured for a period of ten (10) days.

3.3           Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, or the Transaction Documents shall be false or misleading in any material respect as of the date made and the Closing Date.

3.4           Liquidation.   Any dissolution, liquidation or winding up by Borrower of a substantial portion of its business.

3.5           Cessation of Operations.   Cessation of operations by Borrower.

3.6           Maintenance of Assets.   The failure by Borrower to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future), and such failure is not cured by Borrower within ten (10) days written notice to Borrower from Holder.

3.7           Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.8           Judgments.  Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Borrower or any of its property or other assets for more than $50,000 in excess of the Borrower’s insurance coverage, unless stayed vacated or satisfied within thirty (30) days.

3.9           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower, provided that if an involuntary bankruptcy is commenced against the Borrower, there shall only be an Event of Default if the order is not dismissed within sixty (60) days from its entry.

3.10           Delisting.   An event resulting in the Common Stock no longer being quoted on a Principal Market and that is not cured by the Borrower within five (5) days following cessation of such listing or quotation; failure to comply with the requirements for continued quotation on a Principal Market for a period of thirty (30) consecutive trading days; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued listing or quotation and such non-compliance continues for thirty (30) days following such notification.

3.11           Non-Payment.  A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $50,000 for more than thirty (30) days after the due date, unless the Borrower or such Subsidiary is contesting the validity of such obligation in good faith.

3.12           Stop Trade.  An SEC or judicial stop trade order or OTCQB suspension that lasts for ten (10) or more consecutive trading days.

3.13           Failure to Deliver Common Stock or Replacement Note.  Borrower’s failures to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and the Warrant or, if required, a replacement Note following a partial conversion and such failure is not cured by Borrower within five (5) business days written notice to Borrower from Holder.

3.14           Reservation Default.   Failure by the Borrower to have reserved for issuance upon conversion of the Note or upon exercise of the Warrants, the number of shares of Common Stock as required in the Subscription Agreement, this Note and the Warrants.

3.15           Financial Statement Restatement.  The restatement after the date hereof of any financial statements filed by the Borrower with the Securities and Exchange Commission for any date or period from two years prior to the Issue Date of this Note and until the Issue Date of this Note, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.  For the avoidance of doubt, any restatement related to new accounting pronouncements shall not constitute a default under this Section 4.15.

3.16           Reverse Splits.   The Borrower effectuates a reverse split of its Common Stock except as described in Section 9(u) of the Subscription Agreement.

3.17           Event Described in Subscription Agreement.  The occurrence of an Event of Default as described in the Subscription Agreement or any other Transaction Document that, if susceptible to cure, is not cured during any designated cure period.

3.18           Notification Failure.   A failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document.

3.19           Cross Default.  A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of an event of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period.

3.20           Other Note Default.   The occurrence of an Event of Default under any Other Note.

ARTICLE IV

SECURITY INTEREST

4.           Security Interest.   This Note is secured by a security interest granted to the Collateral Agent (for the benefit of Holder and the Other Holders) pursuant to a Security Agreement dated as of the date hereof, as delivered by Borrower to Holder.

ARTICLE V

MISCELLANEOUS

5.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:  if to the Borrower, to: Advanced Medical Isotope Corporation, 6208 W. Okanogan Avenue, Kennewick, WA 99336, Attn: James C. Katzaroff, CEO, facsimile: (509) 736-4007, with a copy by fax only to (which shall not constitute notice): Honorable Steven S. Honigman, 500 East 77th Street, New York, NY 10162, facsimile: (917) 591-7364, and (ii) if to the Holder, to the address and facsimile number listed on the first paragraph of this Note, with a copy by fax (which shall not constitute notice) only to: Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

5.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Borrower may not assign its obligations under this Note.

5.5           Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.  This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

5.7           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8           Non-Business Days.   Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.9           Facsimile Signature.  In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

5.10           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the _____ day of July, 2012.

ADVANCED MEDICAL ISOTOPE CORPORATION

By: ________________________________
Name:
Title:

WITNESS:

______________________________________

 EXHIBIT A - NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the regular interest and $_________ of Additional Interest due on the Note issued by ADVANCED MEDICAL ISOTOPE CORPORATION on July ___, 2012 into Shares of Common Stock of ADVANCED MEDICAL ISOTOPE CORPORATION (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:______________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of ADVANCED MEDICAL ISOTOPE CORPORATION

Shares To Be Delivered:_________________________________________________________________

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

   ____________________________________________________________________________

EXHIBIT B

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Right to Purchase ______________ shares of Common Stock of Advanced Medical Isotope Corporation (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. 2012-____	Issue Date: July 13, 2012

ADVANCED MEDICAL ISOTOPE CORPORATION, a corporation organized under the laws of the State of Delaware, hereby certifies that, for value received, ____________________ (the “Holder”), address at __________________________________________, Fax: ______________, or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., Eastern Time on July __, 2017 (the “Expiration Date”), up to _______________ fully paid and non-assessable shares of Common Stock at a per share purchase price of $0.15.  The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price”.  The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.  The Company may reduce the Purchase Price for some or all of the Warrants, temporarily or permanently, provided such reduction is made as to all outstanding Warrants for all Holders of such Warrants.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated as of July ___, 2012, entered into by the Company, the Holder and the other signatories thereto.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)           The term “Company” shall mean Advanced Medical Isotope Corporation, a Delaware corporation, and any corporation which shall succeed or assume the obligations of Advanced Medical Isotope Corporation hereunder.

(b)           The term “Common Stock” includes (i) the Company's Common Stock, $0.001 par value per share, as authorized on the date of the Subscription Agreement, and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c)           The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(d)           The term “Warrant Shares” shall mean the Common Stock issuable upon exercise of this Warrant.

1.           Exercise of Warrant.

1.1.           Number of Shares Issuable upon Exercise.  From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Section 1.2 or upon exercise of this Warrant in part in accordance with Section 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4 below.

1.2.           Full Exercise.  This Warrant may be exercised in full by the Holder hereof by delivery to the Company of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder, and delivery within two days thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.  The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3.           Partial Exercise.  This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in Section 1.2, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect.  On any such partial exercise, provided the Holder has surrendered the original Warrant, the Company, at its expense, will issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4.           Fair Market Value.  For purposes of this Warrant, the Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(a)           If the Company's Common Stock is traded on an exchange or is quoted on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE AMEX Equities, then the closing sale price of the Common Stock for the Trading Day immediately prior to (but not including) the Determination Date;

(b)           If the Company's Common Stock is not traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE AMEX Equities, but is traded on the OTC Bulletin Board or in the over-the-counter market, OTCQB or Pink Sheets, then the average of the closing bid and ask prices reported for the Trading Day immediately prior to (but not including) the Determination Date;

(c)           Except as provided in clause (d) below and Section 3.1, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d)           If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5.           Company Acknowledgment.  The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6.           Delivery of Stock Certificates, etc. on Exercise.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time before the Expiration Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Subscription Form annexed hereto.  The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred.  Within three (3) business days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Subscription Form by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(b) below is specified in the applicable Subscription Form. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter (“Warrant Share Delivery Date”), the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.  The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder.  As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $100 per business day after the Warrant Share Delivery Date for each $10,000 of Purchase Price of Warrant Shares for which this Warrant is exercised which are not timely delivered.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.  Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

1.7.           Buy-In.   In addition to any other rights available to the Holder, if the Company fails to deliver to a Holder the Warrant Shares as required pursuant to this Warrant, and the Holder or a broker on the Holder’s behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which the Holder was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate Purchase Price of the Warrant Shares required to have been delivered together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of Warrant Shares to have been received upon exercise of this Warrant, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, along with the appropriate supporting documentation for such purchase.

2.           Cashless Exercise.

(a)           Payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.  Notwithstanding the immediately preceding sentence, payment upon exercise may be made in the manner described in Section 2(b) below only with respect to Warrant Shares not included for unrestricted public resale in an effective registration statement on the date notice of exercise is given by the Holder.

(b)           If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company by any means described in Section 13, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)
          A

Where X=	the number of shares of Common Stock to be issued to the Holder

Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	Fair Market Value

B=	Purchase Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

3.           Adjustment for Reorganization, Consolidation, Merger, etc.

3.1.           Fundamental Transaction.  If, at any time while this Warrant is outstanding, (A) the Company  effects any merger or  consolidation  of the Company with or into another entity, other than a merger or consolidation that does not result in a Change of Control of the Company, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act), is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, or (F) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental  Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in (1) a transaction where the consideration paid to the holders of the Common Stock consists solely of cash, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the 1934 Act, or (3) a transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, cash equal to the Black-Scholes Value.  For purposes of any such exercise, the determination of the Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  “Black-Scholes Value” shall be determined in accordance with the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (iii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.  For the purpose of this Section 3.1, a “Change of Control” is defined as business transaction or reorganization as a result of which the shareholders of the Company immediately prior to the transaction or reorganization hold less than a majority of the voting interests of the surviving corporation or other entity after the transaction or reorganization, or any similar corporate or other reorganization on or after the Issue Date.

3.2.           Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.

3.3.           Share Issuance.  From the date hereof until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as that term is defined in Section 12(a) of the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issuance without the consent of a Majority in Interest (as defined in the Subscription Agreement), then, and thereafter successively upon each such issuance, the Purchase Price shall be reduced to such other lower price for then outstanding Warrants.  For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option if such issuance is at a price lower than the Purchase Price in effect upon such issuance and again at any time upon any actual, permitted, optional, or allowed issuances of shares of Common Stock upon any actual, permitted, optional, or allowed exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase Price in effect upon any actual, permitted, optional, or allowed such issuance.  Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  The reduction of the Purchase Price described in this Section 3.3 is in addition to the other rights of the Holder described in the Subscription Agreement.  For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual cash amount received by the Company in consideration of the original issuance of such convertible instrument.  Upon any reduction of the Purchase Price, the number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 3.3) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 3.3) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

4.           Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5.           Certificate as to Adjustments.  In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants or the Purchase Price, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 10 hereof).  Holder will be entitled to the benefit of the adjustment regardless of the giving of such notice.  The timely giving of such notice to Holder is a material obligation of the Company.

6.           Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements.   The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.  This Warrant entitles the Holder hereof, upon written request, to receive copies of all financial and other information distributed or required to be distributed to all holders of the Company's Common Stock.

7.           Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.           Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.           Maximum Exercise.  The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99%.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Rule 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%.  The restriction described in this paragraph may be increased or waived, in whole or in part, by designating a higher amount (but not more than 9.99%) on such Holder’s signature page to the Subscription Agreement and also following the Issue Date upon and effective after sixty-one (61) days prior notice from the Holder to the Company.  The Holder may decide whether to convert a Convertible Note or exercise this Warrant to achieve an actual ownership position greater than the permitted beneficial ownership percentage as described above.  For the avoidance of doubt, any failure by Company to issue shares of Common Stock to a Holder due to the operation of this Section 9 shall not constitute an Event of Default under the Transaction Documents, a delay in issuing or a failure to deliver such shares of Common Stock.

10.           Warrant Agent.  The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

11.           Transfer on the Company's Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12.           Registration Rights.  The Holder of this Warrant has been granted certain registration rights by the Company.  These registration rights are set forth in the Subscription Agreement.  The terms of the Subscription Agreement and such registration rights are incorporated herein by this reference.

13.           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:  if to the Company, to: Advanced Medical Isotope Corporation, 6208 W. Okanogan Avenue, Kennewick, WA 99336, Attn: James C. Katzaroff, CEO, facsimile: (509) 736-4007, with a copy by fax only to (which shall not constitute notice): Honorable Steven S. Honigman, 500 East 77th Street, New York, NY 10162, facsimile: (917) 591-7364, and (ii) if to the Holder, to the address and facsimile number listed on the first paragraph of this Warrant, with a copy by fax (which shall not constitute notice) only to: Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

14.           Law Governing This Warrant.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Company and Holder waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.   Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[-Signature Page Follows-]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

ADVANCED MEDICAL ISOTOPE CORPORATION By: Name: Title:

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)
TO:  ADVANCED MEDICAL ISOTOPE CORPORATION

The undersigned, pursuant to the provisions set forth in Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___	_________ shares of the Common Stock covered by such Warrant; or

___	_________ shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________.  Such payment takes the form of (check applicable box or boxes):

___	$__________ in lawful money of the United States; and/or

___
the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___
the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2(b) of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

After application of the cashless exercise feature as described above, _____________ shares of Common Stock are required to be delivered pursuant to the instructions below.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________________________ whose address is ___________________________ ___________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________	(Signature must conform to name of holder as specified on the face of the Warrant) (Address)

B-A-1

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of ADVANCED MEDICAL ISOTOPE CORPORATION to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of ADVANCED MEDICAL ISOTOPE CORPORATION with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: __________________, _______ Signed in the presence of: (Name) ACCEPTED AND AGREED: [TRANSFEREE] (Name)	(Signature must conform to name of holder as specified on the face of the warrant) (address) (address)

B-B-1

EXHIBIT C

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE -OR-  EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

ADDITIONAL INVESTMENT RIGHT

To Purchase for up to 40% OF NOTE PRINCIPAL of Principal Amount of convertible Notes and Common Stock Purchase Warrants of:

ADVANCED MEDICAL ISOTOPE CORPORATION
A Delaware corporation
(the “Company”)

THIS ADDITIONAL INVESTMENT RIGHT (the "AIR") certifies that, for value received, NAME- ___________________________, ADDRESS- ______________________________________, Fax Number: __________________ (the "HOLDER"), may voluntarily purchase, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "INITIAL EXERCISE DATE") and on or prior to the close of business twelve (12) months after the date hereof (“EXPIRATION DATE”) with respect to up to $_______________ of Principal Amount of Notes (“AIR NOTES”) and corresponding amount of Warrants (“AIR WARRANTS”).  AIR Warrants to purchase Common Stock will be issued for each share of Common Stock that would be issued on the exercise date of the AIR assuming the complete conversion of the AIR Note on such date at the Conversion Price of the AIR Note then in effect. The AIR Notes and AIR Warrants will be identical to the Notes and Warrants issued pursuant to the Subscription Agreement except that all time effective or time triggered clauses and provisions of the Transaction Documents in so far as they relate to the AIR Note and AIR Warrant shall be determined from the issue date of the AIR Note and AIR Warrant and extend for the corresponding periods and until the corresponding extended termination dates or deadlines as applicable to the Notes and Warrants issuable on the Closing Date, mutatis mutandis.  Collectively, the Air Notes and AIR Warrants issuable upon exercise of the AIR are referred to herein as the “AIR SECURITIES”.

SECTION 1.                   DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated July __, 2012, among the Company and the Subscribers signatory thereto, the Notes issued pursuant thereto and pursuant to which this AIR was issued.

SECTION 2.              EXERCISE.

a)                i.              EXERCISE BY HOLDER.    Exercise of the purchase rights represented by this AIR may be made in whole or in part at any time or times on or after the Initial Exercise Date and on or before the Expiration Date by the Holder by (i) delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company), and (ii) upon receipt of the AIR Securities by the Holder, the payment to the Company of the aggregate Purchase Price of the AIR Notes and Warrants thereby purchased (“AGGREGATE EXERCISE PRICE”).

ii.              Upon payment for the AIR Securities, Holder will receive a legal opinion in form reasonably acceptable to Holder and such other representations and certificates reasonably requested by Holder.

b)              MECHANICS OF EXERCISE.

i.              AUTHORIZATION OF AIR SECURITIES.  The Company covenants that its issuance of this AIR shall constitute full authority to its officers who are charged with the duty of executing certificates to execute and issue the necessary certificates for the AIR Securities upon the exercise of the purchase rights under this AIR.  The Company will take all such reasonable action as may be necessary to assure that the AIR Securities may be issued as provided herein without violation of any applicable law or regulation.

ii.              DELIVERY OF CERTIFICATES UPON EXERCISE.   AIR Notes and AIR Warrants purchased hereunder shall be delivered to the Holder within five (5) Trading Days after the delivery to the Company of the Notice of Exercise Form as set forth above ("AIR SECURITIES DELIVERY DATE"). This AIR shall be deemed to have been exercised on the date the payment of the Purchase Price is received by the Company. The AIR Securities shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of the AIR Securities for all purposes, as of the date the AIR has been exercised by payment to the Company of the Aggregate Exercise Price to be paid by the Holder.  This AIR certificate is not required to be delivered to the Company until fourteen (14) days after this AIR has been fully exercised.

iii.              DELIVERY OF NEW AIRS UPON EXERCISE.  If this AIR shall have been exercised in part prior to the Expiration Date and this AIR was delivered to the Company in connection therewith, the Company shall, at the time of delivery of the certificate or certificates representing the AIR Securities, deliver to Holder a new AIR evidencing the rights of Holder to purchase the unpurchased AIR Securities called for by this AIR, which new AIR shall in all other respects be identical with this AIR.

iv.              RESCISSION RIGHTS.  If the Company fails to deliver to the Holder a certificate or certificates representing the AIR Securities pursuant to this Section 2(e)(iv) by the AIR Securities Delivery Date, then the Holder will have the right, at Holder’s election, to enforce the exercise of this AIR or rescind such exercise and in any event be entitled to actual damages incurred, and the Company will not have the right thereafter to compel exercise of this AIR.

v.              CHARGES, TAXES AND EXPENSES.  Issuance of certificates for AIR Securities shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such AIR Securities shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; PROVIDED,  HOWEVER, that in the event certificates for AIR Securities are to be issued in a name other than the name of the Holder, this AIR when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi.              CLOSING OF BOOKS. The Company will not close its records in any manner which prevents the timely exercise of this AIR, pursuant to the terms hereof or the conversion of the Air Notes or exercise of the AIR Warrants.

SECTION 3.              NOTICE.   If (A) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (B) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the AIR Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities,  cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. The Holder is entitled to exercise this AIR during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

SECTION 4.              TRANSFER OF AIR.

a)              TRANSFERABILITY.  Subject to compliance with any applicable securities laws, and provided such assignee agrees to be bound to the terms of this Agreement and the Subscription Agreement, this AIR and all rights hereunder are transferable, in whole or in part, upon surrender of this AIR at the principal office of the Company, together with a written assignment of this AIR substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new AIR or AIRs in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new AIR evidencing the portion of this AIR not so assigned, and this AIR shall promptly be cancelled. An AIR, if properly assigned, may be exercised by a new holder for the purchase of AIR Securities without having a new AIR issued.

              b)              NEW AIRS.  This AIR may be divided or combined with other AIRs upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new AIRs are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new AIR or AIRs in exchange for the AIR or AIRs to be divided or combined in accordance with such notice.

c)              AIR REGISTER.  The Company shall register this AIR, upon records to be maintained by the Company for that purpose (the "AIR REGISTER"), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this AIR as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

SECTION 5.              REDEMPTION.  Provided an Event of Default or an event which with the passage of time or the giving of notice could become an Event of Default has not occurred, whether or notsuch Event of Default has been cured, the Company will have the option of redeeming this AIR in its entirety (“Optional AIR Redemption”), by paying to the Holder a sum of money in cash equal to one-half percent (1/2%) of the Principal amount of the AIR Notes which may at such time be acquired by the Holder upon complete exercise of this AIR (the “AIRRedemption Amount”).  The Company’s election to redeem must be by notice in writing (“Notice of AIR Redemption”). The Notice of AIR Redemption shall specify the date for such Optional Redemption (the “AIR Redemption Payment Date”), which date shall be a date certain not sooner than ten (10) business days after the date of the Notice of AIR Redemption (the “AIR Redemption Period”).  A Notice of AIR Redemption, if given, must be given on the first business day following ten (10) consecutive trading days (“Lookback Period”) on each day during which (i) the closing bid price for the Common Stock as reported by Bloomberg, LP for the Principal Market was equal to or greater than 150% of the Conversion Price, (ii) the Aggregate Dollar Volume (as defined in the Note) is not less than Fifty Thousand Dollars ($50,000), (iii) an Event of Default (as defined in the Note) or an event which with the passage of time or the giving of notice would become an Event of Default had not occurred, (iv) the closing price on the Principal Market was not less than $0.10 (without giving effect to any adjustments) and (v) the Registration Statement described in Section 11.1(i) of the Subscription Agreement was effective and includes therein as registered for public offer and sale, all of the Registrable Securities, including the Common Stock issuable upon Conversion of the AIR Notes and exercise of the AIR Warrants without giving effect to any Registration Cutback.   A Notice of AIR Redemption shall not be effective with respect to any portion of the AIR for which the Holder has previously delivered a Notice of Exercise or for exercises initiated or made by the Holder during the AIR Redemption Period.  On the AIR Redemption Payment Date, the Redemption Amount, less any portion of the AIR Redemption Amount against which the Holder has permissibly exercised its rights, shall be paid in good funds to the Holder. In the event the Company fails to pay the AIR Redemption Amount on the AIR Redemption Payment Date as set forth herein, then (i) such Notice of AIR Redemption will be null and void, (ii) Company will have no right to deliver another Notice of AIR Redemption, and (iii) Company’s failure may be deemed by Holder to be a non-curable Event of Default under the Note.  A Notice of AIR Redemption may not be given nor may the Company effectuate an Optional AIR Redemption without the consent of the Holder, if at any time during the AIR Redemption Period an Event of Default, or an event which with the passage of time or giving of notice could become an Event of Default (whether or not such Event of Default has been cured), has occurred.  During the Optional AIR Redemption Period, the Company must abide by all of its obligations to the Holder.

SECTION 6.              MISCELLANEOUS.

a)              TITLE TO THE ADDITIONAL INVESTMENT RIGHT.  Prior to the Expiration Date and subject to compliance with applicable laws and Section 4 of this AIR, this AIR and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this AIR together with the Assignment Form annexed hereto properly endorsed and an opinion of Holder’s counsel, if required by the Company.  As a condition to such transfer, the transferee shall sign an investment letter, and deliver such other documents, in form and substance reasonably satisfactory to the Company.

b)              NO RIGHTS AS SHAREHOLDER. This AIR does not entitle the Holder to any voting rights or other rights as a shareholder of the Company. Upon the surrender of this AIR and the payment of the aggregate principal, the AIR Securities so purchased shall be and be deemed to be issued to such Holder as the record owner of such AIR Securities as of the close of business on the later of the date of such surrender or payment.

c)              LOSS, THEFT, DESTRUCTION OR MUTILATION OF AIR.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this AIR or any certificate relating to the AIR Securities, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the AIR, shall not include the posting of any bond), and upon surrender and cancellation of such AIR or certificate, if mutilated, the Company will make and deliver, at Holder’s expense, a new AIR or certificate of like tenor and dated as of such cancellation, in lieu of such AIR or certificate.

d)              ANTI-DILUTION.  The conversion price of the Air Notes, the exercise price of the AIR Warrants and the number of shares of Common Stock purchasable upon conversion and exercise shall be adjusted from and after the date of issue of this AIR in the same manner and in the same proportions as is applicable to the Note and Warrants.

SECTION 7.              INCORPORATION.   This AIR is subject to the terms of the Subscription Agreement which is incorporated herein by this reference.  Without limitation, the grant of the security interest set forth in Section 3, the Company’s representations and warranties in Section 5, legal opinion requirements set forth in Section 6, the covenants set forth in Section 9, the indemnification set forth in Section 10, the Registration Rights set forth in Section 11, and the provisions of Section 12 of the Subscription Agreement are incorporated herein by this reference as if included herein, and shall relate to, control and govern this certificate.

IN WITNESS WHEREOF, the Company has caused this AIR to be executed by its officer thereunto duly authorized.

Dated: July ___, 2012

ADVANCED MEDICAL ISOTOPE CORPORATION

By: _____________________________________
Name:
Title:

NOTICE OF EXERCISE

TO: [_______________

        (1) The undersigned hereby elects to purchase $________ principal amount of secured convertible promissory notes of ADVANCED MEDICAL ISOTOPE CORPORATION (the “Company”) pursuant to the terms of the attached AIR and tenders herewith payment of the amount equal to such Stated Value.

        (2) Payment shall take the form of (check applicable box) in lawful money of the United States,

☐ Cash;

☐ Wire Transfer; or

☐ Check

        (3) Please issue a certificate or certificates representing said AIR Notes and AIR Warrants representing the right to purchase ___________ shares of the Company’s Common Stock in the name of the undersigned or in such other name as is specified below:

                  ________________________________________

The AIR Notes and AIR Warrants shall be delivered to the following:

                  ________________________________________

                  ________________________________________

                  ________________________________________

        (4) ACCREDITED INVESTOR. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________________
SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: _________________________
Name of Authorized Signatory: ________________________________________________________
Title of Authorized Signatory: _________________________________________________________
Date: ____________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing AIR, execute this form and supply required information.  Do not use this form to exercise the AIR.)

FOR VALUE RECEIVED, the foregoing AIR and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is ____________________

________________________________________________________________.

________________________________________________________________

                                          Dated:  ______________, _______

Holder's Signature: ______________________________________________________

Holder's Address:   ______________________________________________________

              ______________________________________________________________________

EXHIBIT D

ESCROW AGREEMENT

This Agreement is dated as of the ___ day of July, 2012 among Advanced Medical Isotope Corporation, a Delaware corporation (the “Company”), the subscribers listed on Schedule 1 hereto (“Subscribers”), and Grushko & Mittman, P.C. (the “Escrow Agent”):

W I T N E S S E T H:

WHEREAS, the Company and Subscribers have entered into a Subscription Agreement calling for the sale by the Company to the Subscribers of  secured convertible Notes, Warrants and Additional Investment Rights for an aggregate purchase price of up to $1,250,000; and

WHEREAS, the parties hereto require the Company to deliver the Notes, Warrants and Additional Investment Rights against payment therefor, with such Notes and the Escrowed Funds to be delivered to the Escrow Agent, along with the other documents, instruments and payments hereinafter described, to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1.           Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given to such terms in the Subscription Agreement.  Whenever used in this Agreement, the following terms shall have the following respective meanings:

•           “Additional Investment Rights” shall have the meaning set forth in Section 2(c) of the Subscription Agreement;

▪           “Agreement” means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

▪           “Collateral Agent” shall mean Alpha Capital Anstalt;

▪           “Closing Date” shall have the meaning set forth in Section 1 of the Subscription Agreement;

▪           “Escrow Documents” shall mean the Company Documents and Subscriber Documents;

▪           “Fees” shall have the meaning set forth in Section 8(a) and on Schedule 8(a) to the Subscription Agreement;

▪           “Intercreditor Agreement” shall have the meaning set forth in Section 9(y) of the Subscription Agreement;

▪           “Legal Opinion” means the original signed legal opinion referred to in Section 6 of the Subscription Agreement;

▪           “Lockup Agreement” shall have the meaning set forth in Section 9(x) of the Subscription Agreement;

▪           “Note” shall have the meaning set forth in the second recital to the Subscription Agreement;

▪           “Principal Amount” shall mean an aggregate of up to $1,250,000;

▪           “Security Agreement” shall have the meaning set forth in Section 3 of the Subscription Agreement and shall include the deliveries required to be made therewith at the time of execution;

▪           “Subscriber Legal Fees” shall have the meaning set forth in Section 8(b) of the Subscription Agreement;

▪           “Subscription Agreement” means the Subscription Agreement (and the exhibits and schedules thereto) entered into or to be entered into by the Company and Subscribers in reference to the sale and purchase of the Notes, Warrants and Additional Investment Rights;

▪            “Warrants” shall have the meaning set forth in Section 2(b) of the Subscription Agreement;

▪           Collectively, the Additional Investment Rights, Intercreditor Agreement, Legal Opinion, Lockup Agreements, Notes, Security Agreement, Warrants, and Subscription Agreement signed and executed by all signators thereto other than the Subscribers, Fees and Subscriber Legal Fees are referred to as “Company Documents”; and

▪           Collectively, the Escrowed Payment, the Collateral Agent executed Security Agreement, and the Subscribers executed Subscription Agreement and Security Agreement are referred to as “Subscriber Documents.”

1.2.           Entire Agreement.  This Agreement along with the Company Documents and the Subscriber Documents to which the Subscriber and the Company or Subsidiary are a party constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof, except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

1.3.           Extended Meanings.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.  The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4.           Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5.           Headings.  The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6.           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7.           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 1.6 hereof, each of the Company and Subscribers hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1.           Company Deliveries.  On or before the Closing Date, the Company shall execute and deliver the Company Documents to the Escrow Agent.

2.2.           Subscriber Deliveries.  On or before the Closing Date, Subscribers shall execute and deliver the Subscription Agreements and Security Agreement, shall cause the Collateral Agent to execute and deliver the Security Agreement, and shall deliver the Escrowed Payment in cash, to the Escrow Agent.  The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

Citibank, N.A.
1155 6th Avenue
New York, NY 10036
ABA Number: 0210-00089
For Credit to: Grushko & Mittman, IOLA Trust Account
Account Number: 9997242837

2.3.           Intention to Create Escrow Over Company Documents and Subscriber Documents.  The Subscribers and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.4.           Escrow Agent to Deliver Company Documents and Subscriber Documents.  The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

3.1.           Release of Escrow.  Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

(a)           On the Closing Date, the Escrow Agent will simultaneously release the Company Documents to the Subscribers and release the Subscriber Documents to the Company, except that:

(i)           the Fees will be released directly to the Broker and Due Diligence Fee recipient identified on Schedule 8(a) to the Subscription Agreement;

(ii)           Subscriber Legal Fees will be released directly to the Subscriber’s attorneys; and

(iii)           the Security Agreement will be released to the Collateral Agent.

(b)           Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (“Joint Instructions”) signed by the Company and the Subscribers, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

(c)           Anything herein to the contrary notwithstanding, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2.           A Closing may take place on or before July 31, 2012.  After July 31, 2012, the Escrow Agent will promptly return the applicable Company Documents to the Company and return the Subscriber Documents to the Subscriber.

3.3.           Acknowledgement of Company and Subscriber; Disputes.  The Company and the Subscribers acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement.  The Company and the Subscribers reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents.  Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscribers.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1.           Duties and Responsibilities of the Escrow Agent.  The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a)           The Subscribers and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscribers or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)           The Subscribers and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement.  The Subscribers and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent’s part committed in its capacity as Escrow Agent under this Agreement.  The Escrow Agent shall owe a duty only to the Subscribers and Company under this Agreement and to no other person.

(c)           The Subscribers and Company jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d)           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscribers and the Company.  Prior to the effective date of the resignation as specified in such notice, the Subscribers and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscribers and Company.  If no successor Escrow Agent is named by the Subscribers and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

(e)           Other than in connection with the Subscriber Legal Fees, the Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof.  The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f)           This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g)           The Escrow Agent shall be permitted to act as counsel for the Subscribers in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscribers and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

(h)           The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.           Dispute Resolution: Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a)           If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscribers and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscribers and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b)           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscribers and Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1.           Termination.  This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscribers and Company.

5.2.           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(a)           If to the Company, to:

Advanced Medical Isotope Corporation
6208 W. Okanogan Avenue
Kennewick, WA 99336
Attn: James C. Katzaroff, CEO
Fax: (509) 736-4007

With a copy by fax only to (which shall not constitute notice):

Honorable Steven S. Honigman
500 East 77th Street
New York, New York 10162
Fax: (917) 591-7364

(b)           If to the Subscribers: to the addresses set forth on Schedule 1

With a copy by facsimile only to (which shall not constitute notice):

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697-3575

(c)           If to the Escrow Agent, to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3.           Interest.  The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.  In the event the Escrowed Payment is deposited in an interest bearing account, any interest earned on the Escrowed Payment will be paid in the New York State Client Protection Fund or for a similar purpose.

5.4.           Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5.           Invalidity.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6.           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7.           Agreement.  Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Escrow  Agreement, as of the date first written above.

COMPANY:
ADVANCED MEDICAL ISOTOPE CORPORATION
a Delaware corporation

By: _____________________________________
                                                                Name:
Title:

ESCROW AGENT:

GRUSHKO & MITTMAN, P.C.

By: ____________________________________
                    Name:

SUBSCRIBERS:

ALPHA CAPITAL ANSTALT	WHALEHAVEN CAPITAL FUND LIMITED

By: ____________________________________                                                                                     By: __________________________________
Name:                                                                                                                                                                  Name:
Title:                                                                                                                                                                    Title:

BRIO CAPITAL L.P.                                                                                                                                           ELLIS INTERNATIONAL LP

By: ____________________________________                                                                                     By: __________________________________
Name:                                                                                                                                                                       Name:
Title:                                                                                                                                                                         Title:

SCHEDULE 1
(SUBSCRIBERS)

SUBSCRIBERS AND ADDRESSES	PURCHASE PRICE AND NOTE PRINCIPAL	WARRANTS	ADDITIONAL INVESTMENT RIGHTS
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax No.: 01141714773504	$400,000.00
BRIO CAPITAL L.P. 100 Merrick Road, Suite 401W Rockville Centre, NY 11570 Fax: (516) 706-3147	$150,000.00

EXHIBIT E

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of July __, 2012 (this “Agreement”), is among Advanced Medical Isotope Corporation, a Delaware corporation (the “Company”), each Subsidiary of the Company which shall become a party to this Agreement by execution and delivery of the form annexed hereto as Annex A and the Subsidiary Guaranty annexed thereto (each such Subsidiary, the “Guarantor” and together with the Company, the “Debtors”), Alpha Capital Anstalt, as collateral agent (the “Collateral Agent”) for and the holders of the Company’s Secured Convertible Notes due _______________________ (18 months from Issue Date) which were issued on July ___, 2012, in the original aggregate principal amount of up to $1,250,000 (collectively, the “Notes”) (collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Subscription Agreement (as defined in the Notes), the Secured Parties have severally agreed to extend the loans to the Company evidenced by the Notes;

WHEREAS, additional secured convertible notes may be issued in connection with the exercise of the Additional Investment Rights, with such additional Notes as same may be issued and outstanding from time to time being included in the definition of “Notes” as employed herein;

WHEREAS, pursuant to a certain Subsidiary Guaranty to be dated as of the date of the Additional Debtor Joinder, and Subsidiary Guaranty (the “Guaranty”), forms of which are annexed hereto as Annex A, the Guarantor agrees to guarantee and act as surety for payment of such Notes, and other obligations of the Company;

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Notes, each Debtor has agreed to execute and deliver to the Collateral Agent this Agreement and to grant Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Debtors’ obligations under the Notes and Transaction Documents.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 8 or 9 of the UCC (such as “account,” “chattel paper,” “commercial tort claim,” “deposit account,” “document,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “letter-of-credit rights,” “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 8 or 9 of the UCC, as applicable.  Upper case terms shall have the meanings attributed to them in the Subscription Agreement.

(a)           “Collateral” means the collateral in which the Collateral Agent is granted a security interest by this Agreement and which shall include the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the disposition, sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)           All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)           All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents (as defined herein), agreements related to the Pledged Securities (as defined herein), licenses, distribution and other agreements, computer software (whether “off-the-shelf,” licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

(iii)            All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, raw materials, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)           All documents, letter-of-credit rights, instruments and chattel paper;

(v)           All commercial tort claims;

(vi)           All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)           All investment property;

(viii)           All supporting obligations;

(ix)           All files, records, books of account, business papers, and computer programs; and

(x)           the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in Guarantor, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule H  hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect Subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b)           “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all patents of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c)           “Majority in Interest” means, at any time of determination, the holders of more than fifty percent (50%) (based on then-outstanding principal amounts of Notes at the time of such determination) of the Notes.

(d)           “Necessary Endorsement” means undated stock powers endorsed in blank and other proper instruments of assignment duly executed and such other instruments or documents as the Collateral Agent (as that term is defined below) may reasonably request.

(e)           “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Notes, the Guaranty and obligations under any other Transaction Document, instrument, agreement or other document executed and/or delivered in connection herewith or therewith in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Notes and any other Transaction Documents, instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(f)           “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g)           “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(h)           “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.           Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3.           Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Collateral Agent, any and all certificates and other instruments or documents representing any of the Collateral, in each case, together with all Necessary Endorsements.

4.           Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties and Collateral Agent concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof.  As of the date hereof, each Debtor represents and warrants to the Secured Parties as follows and, until the repayment in full of the Obligations, covenants and agrees with, the Secured Parties as follows:

(a)           Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement, when executed and delivered, will constitute the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)           The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A  attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property or on the Collateral except for Permitted Liens (as defined in the Subscription Agreement), which are identified on Schedule B hereto. Except as disclosed on Schedule A and except for Collateral to be held by the Collateral Agent, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)           Except for Permitted Liens and except as set forth on Schedule B attached hereto, the Debtors are the sole owner of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule B attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral.

(d)           No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)           Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A  attached hereto and may not relocate such books of account and records or tangible Collateral except in the ordinary course of sales unless it delivers to the Secured Parties at least 15 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral, except as otherwise permitted hereby.

(f)           This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral, subject only to Permitted Liens securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral that may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of the Intellectual Property Security Agreement (as defined below) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (m), the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, and the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create, perfect or protect the security interests created  hereunder.  Without limiting the generality of the foregoing, except for the filing of said financing statements, the recordation of said Intellectual Property Security Agreement, and the execution and delivery of said deposit account control agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Collateral Agent and the Secured Parties hereunder.

(g)           Each Debtor hereby authorizes the Collateral Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it and authorizes Collateral Agent to take any other action in Collateral Agent’s absolute discretion to effectuate, memorialize and protect Secured Parties’ interest and rights under this Agreement.

(h)           The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or, to the knowledge of any Debtor, any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) to the knowledge of each Debtor, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which such Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i)           The capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) represent all of the capital stock and other equity interests of the Guarantor, and other Subsidiaries, if any, and represent all capital stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities, if applicable, are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.

(j)           The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k)           Except for Permitted Liens, each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties.  Upon request of the Collateral Agent, each Debtor will sign and deliver to the Collateral Agent on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Collateral Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Collateral Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and each Debtor shall obtain and furnish to the Collateral Agent from time to time, upon demand, such releases and/or subordinations of claims and liens (other than Permitted Liens) that may be required to maintain the priority of the Security Interest hereunder.

(l)           Other than with respect to Permitted Liens, no Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business, sales of inventory by a Debtor in its ordinary course of business and disposition of obsolete equipment) without the prior written consent of the Collateral Agent.

(m)           Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n)           Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Collateral Agent, that (a) the Collateral Agent will be named as lender loss payee and additional insured under each such insurance policy; and (b) if such insurance is proposed to be cancelled or materially changed for any reason whatsoever, such insurer or the Company will promptly notify the Collateral Agent. In addition, the Collateral Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the Company or the insurer of any such default. If no Event of Default (as defined in the Notes) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided , however , that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Collateral Agent on behalf of the Secured Parties and, if received by such Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Collateral Agent unless otherwise directed in writing by the Collateral Agent. Copies of such policies or the related certificates, in each case, naming the Collateral Agent as lender loss payee and additional insured shall be delivered to the Collateral Agent at least annually and at the time any new policy of insurance is issued.

(o)           Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise Collateral Agent promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest.

(p)           Each Debtor shall promptly execute and deliver to the Collateral Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Collateral Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral including, without limitation, one or more deposit account control agreements, and if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Parties have been granted a security interest hereunder, all substantially in forms reasonably acceptable to the Collateral Agent, which Intellectual Property Security Agreement, and other such documents and agreements other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q)           Each Debtor shall permit the Collateral Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Collateral Agent from time to time.

(r)           Each Debtor shall take commercially reasonable steps necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s)           Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t)           All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished and in light of the circumstances under which such statements were made.

(u)           Each Debtor shall at all times preserve and keep in full force and effect its existence and good standing and any rights and franchises material to its business.

(v)           No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or add any new fictitious name unless it provides at least 15 days prior written notice to the Collateral Agent of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w)           Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Collateral Agent which shall not be unreasonably withheld.

(x)           No Debtor may relocate its chief executive office to a new location without providing 15 days prior written notification thereof to the Secured Parties and provided that at the time of such written notification, such Debtor provides any financing statements necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y)           Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D  attached hereto, which Schedule D  sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z)

(i)           The actual name of each Debtor is the name set forth in Schedule D attached hereto;

(ii)           no Debtor has any trade names except as set forth on Schedule E  attached hereto;

(iii)           no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E  for the preceding five years; and

(iv)           no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa)           At any time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by a secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Collateral Agent.

(bb)           During the continuance of an Event of Default, each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Collateral Agent regarding the Pledged Securities consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees, solely with respect to the Pledged Securities, that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc)           each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Collateral Agent or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd)           If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall at the request of the Collateral Agent cause such an account control agreement, in form and substance in each case satisfactory to the Collateral Agent, to be entered into and delivered to the Collateral Agent for the benefit of the Secured Parties.

(ee)           To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Parties.

(ff)           To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Collateral Agent in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use commercially reasonable efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Collateral Agent.

(gg)           If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Parties in a writing signed by such Debtor of the particulars thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

(hh)           Each Debtor shall promptly provide written notice to the Collateral Agent of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Collateral Agent an assignment of claims for such accounts and cooperate with the Collateral Agent in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ii)           The Company shall cause each subsidiary of the Company to promptly become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder substantially in the form of Annex A  attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Disclosure Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Collateral Agent may reasonably request. Upon delivery of the foregoing to the Collateral Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder (other than representations and warranties that specifically refer to an earlier date), and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj)           Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Notes.

(kk)           Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Collateral Agent on the books of such issuer. Further, except with respect to certificated securities delivered to the Collateral Agent, the applicable Debtor shall deliver to Collateral Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Collateral Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of the Collateral Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of the Collateral Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

(ll)           In the event that, upon an occurrence of an Event of Default, Collateral Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Collateral Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its commercially reasonable efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its commercially reasonable efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Collateral Agent and allow the Transferee or Collateral Agent to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm)           Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Collateral Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn)           Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce Collateral Agent’s rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo)           Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof.

Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp)           Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

5.           Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Collateral Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6.           Defaults. The following events shall be “Events of Default”:

(a)           The occurrence of an Event of Default (as defined in the Notes) under the Notes;

(b)           Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c)           The failure by any Debtor to observe or perform any of its obligations hereunder for five (5) days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d)           If any material provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7.           Duty to Hold In Trust.

(a)           During the continuance of an Event of Default, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Collateral Agent for distribution to the Secured Parties, pro-rata in proportion to their respective then-currently outstanding principal amount of Notes for application to the satisfaction of the Obligations (and if any Note is not outstanding, pro-rata in proportion to the initial purchases of the remaining Notes).

(b)           If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (ii) to deliver any and all certificates or instruments evidencing the same to Collateral Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Collateral Agent subject to the terms of this Agreement as Collateral.

8.           Rights and Remedies Upon Default.

(a)           After the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Collateral Agent shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Collateral Agent, for the benefit of the Secured Parties, shall have the following rights and powers:

(i)           The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, so long as the same can be accomplished without breach of the peace and otherwise in compliance with applicable law, and each Debtor shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Collateral Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)           Upon notice to the Debtors by Collateral Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Collateral Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Collateral Agent, to exercise in such Collateral Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Collateral Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii)           The Collateral Agent shall have the right, upon five business days prior written notice to Debtors, to seek an Order from a court appointing a Trustee  to operate the business of each Debtor using the Collateral and shall otherwise have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as are commercially reasonable.  Upon each such sale, lease, assignment or other transfer or disposition of Collateral, the Collateral Agent, for the benefit of the Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv)           The Collateral Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Collateral Agent, on behalf of the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(v)           The Collateral Agent, for the benefit of the Secured Parties, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Collateral Agent, on behalf of the Secured Parties, or its designee.

(vi)           The Collateral Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Collateral Agent or any purchaser of any Collateral.

(b)           The Collateral Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Collateral Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)           If any notice to Debtor of the sale or other disposition of Collateral is required by then applicable law, five business (5) days prior written notice (which Debtor agree is reasonable notice within the meaning of Section 9.612(a) of the Uniform Commercial Code) shall be given to Debtor of the time and place of any sale of Collateral.  The rights granted in this Section are in addition to any and all rights available to Collateral Agent under the Uniform Commercial Code.

(d)           For the purpose of enabling the Collateral Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense during the continuance of an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.           Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, if any, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Notes at the time of any such determination), and then to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10.           Securities Law Provision. Each Debtor recognizes that Collateral Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may reasonably be obliged to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Collateral Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Collateral Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Collateral Agent) applicable to the sale of the Pledged Securities by Collateral Agent.

11.           Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Collateral Agent. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Collateral Agent is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent, for the benefit of the Secured Parties, may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Notes.  Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

12.           Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Collateral Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or any Secured Party may be entitled at any time or times.

13.           Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any Obligations secured hereby.

14.           Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15.           Power of Attorney; Further Assurances.

(a)           Each Debtor authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Collateral Agent or such Debtor, after the occurrence and during the continuance of an Event of Default, (i) to endorse any note, checks, drafts, money orders or other instruments of payment (including, without limitation, payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Collateral Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)           On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Collateral Agent, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Collateral Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)           Each Debtor hereby irrevocably appoints the Collateral Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time, after notice to Debtor, if applicable, to take any action permitted under this Agreement and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Collateral Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16.           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours), or the first business day following such delivery (if delivered other than on a business day during normal business hours), (ii) on the first business day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth business day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

To Debtor, to:                                                   Advanced Medical Isotope Corporation
6208 W. Okanogan Avenue
Kennewick, WA 99336
Attn: James C. Katzaroff, CEO
Fax: (509) 973-6407

With a copy by fax only to
(which shall not constitute notice):                Honorable Steven S. Honigman

500 East 77th Street
New York, New York 10162
Fax: (917) 591-7364

To the Collateral Agent:                                  Alpha Capital Anstalt
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax No.: 01141714773504

If to Debtor or Collateral Agent,
with a copy by telecopier only to:                  Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697-3575

17.           Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Collateral Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18.           Appointment of Collateral Agent. The Secured Parties hereby appoint Alpha Capital Anstalt to act as their agent (“Collateral Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by a Majority in Interest, at which time a Majority in Interest shall appoint a new Collateral Agent. The Collateral Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

19.           Miscellaneous.

(a)           No course of dealing between the Debtors and the Collateral Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)           All of the rights and remedies of the Collateral Agent with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)           This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and Collateral Agent or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d)           If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions,covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)           No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)           This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Debtors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of a Majority in Interest (other than by merger). Any Secured Party may assign any or all of its rights under this Agreement to any Person to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(g)           Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(i)           This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature were the original thereof.

(j)           All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k)           Each Debtor shall indemnify, reimburse and hold harmless the Collateral Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Notes, the Subscription Agreement (as such term is defined in the Notes) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l)           Nothing in this Agreement shall be construed to subject Collateral Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Collateral Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any if its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m)           To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

ADVANCED MEDICAL ISOTOPE CORPORATION

By:
Name:
Title:

COLLATERAL AGENT

ALPHA CAPITAL ANSTALT

By:
Name:
Title:

OMNIBUS SECURED PARTY SIGNATURE PAGE TO

ADVANCED MEDICAL ISOTOPE CORPORATION

SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement.  This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

[Print Name of Investor]
[Signature]

Name:

Title:

Address:

Fax No.

Taxpayer ID# (if applicable):

SCHEDULE A

Principal Place of Business of Debtor:
6208 West Okanogan Avenue
Kennewick, Washington 99336

Locations Where Collateral is Located or Stored:

Same

SCHEDULE B

Exceptions to Ownership

Except as set forth on the attached UCC Filings Reports, none.  With respect to the liens identified on the attached Report, the balances owing are $650,365 for lease 1 and $165,344 for lease 2. The total owing is $815,708. Lease 1 is for the linear accelerator whose value is estimated at $1.3 mm.  The value of the equipment covered by lease 2 is estimated at $700,000. The estimated total is $2 mm.

SCHEDULE C

Jurisdictions

Delaware

SCHEDULE D

Legal Names and Organizational Identification Numbers

Advanced Medical Isotope Corporation.
Organized and existing under the laws of the State of Delaware.
Federal Taxpayer Identification Number 80-0-138937.
Delaware File Number 3156522.

SCHEDULE E

Names; Mergers and Acquisitions

(ii)           The Company has used the acronym AMIC.
(iii)           None.
(iv)           None.

SCHEDULE F

Intellectual Property

             The Company made an acquisition of a patent license in 2007, for the production of Actinium 225, from a related individual for common stock valued, at the time of acquisition, at $75,000. The cost of the patent license was capitalized as License Fees and amortized on the straight line basis over a three life. This license fee was fully amortized as of December 31, 2010. This patent is: Serial number U.S. 6,680,993 issued January 20,2004, Method of Producing Actinium-225 and Daughters.

In May 2008, we entered into a research agreement with the University of Utah related to the use of brachytherapy seeds for cancer treatments.  Pursuant to the research agreement, we paid the University total project costs of $45,150 in 2008 and 2009 for that research.  We plan to work with the University of Utah to develop and manufacture cancer treatments using brachytherapy seeds.

In February 2011, the Company paid $5,000 for a one year option agreement to negotiate an exclusive license agreement with Battelle Memorial Institute regarding its patents for the production of a radiogel technology.  This fee was fully expensed in the twelve months ended December 31, 2011.

Effective March 2012, we entered into an exclusive license agreement with Battelle Memorial Institute regarding the use of the patented radiogel technology. This license agreement called for a $17,500 nonrefundable license fee and a royalty based on a percent of gross sales for licensed products sold; the license agreement also contains a minimum royalty amount to be paid each year starting with 2013.

This license agreement for the radiogel technology includes the following patents:

Title	Country	Number
Stimulus Sensitive Gel with Radioisotope and Methods of Making	U.S.	6,296,831
Stimulus Sensitive Gel with Radioisotope and Methods of Making	U.S.	6,869,588
Stimulus Sensitive Gel with Radioisotope and Methods of Making	Canada	2,327,325
Thermogelling Biodegradable Aqueous Polymer Solution	U.S.	6,841,617
Thermogelling Oligopeptide Polymers	U.S.	7,087,244
Thermogelling Biodegradable Aqueous Polymer Solution	Canada	2,423,488
Multiple Stimulus Reversible Hydrogels	U.S.	6,660,247
Multiple Stimulus Reversible Hydrogels	U.S.	7,033,571

The Company has made the following additional investments in patent licenses and intellectual property during 2010:

In May 2010 the Company entered into a License Agreement with the University of Missouri for the exclusive patent rights in the area of radioisotope production using electron beam accelerator(s) for creating short lived radioisotopes such as molybdenum-99 and technetium-99. This Agreement called for a $10,000 nonrefundable fee paid upon execution, a royalty agreement on sales, and an equipment licensing fee on equipment sales. Additionally, the Agreement calls for a milestone payment of $250,000, due and payable five years after the May 14, 2010 effective date of this agreement and a milestone payment of $250,000, due and payable upon reaching $50,000,000 in cumulative net sales. The University has the right to either terminate or render the license non-exclusive in a licensed field or individual countries if the Company (i) has not demonstrated within 3 years after the effective date of this agreement access to $25,000,000 of available operating capital to proceed with commercialization of licensed products in such a manner as to cause the expenditure of that capital 4 years after the effective date; (ii) has not within 3 years after the effective date obtained the University’s approval of a new commercialization plan for licensed products not previously introduced by the Company into commercial use; or (iii) has not within 5 years after the effective date achieved, or does not each year thereafter maintain, sales levels of licensed products that result in specified royalties to the University.  The $10,000 nonrefundable fee paid upon execution was capitalized as license fees and is amortized on the straight line basis over a three year life.

This License Agreement includes the patent rights the University of Missouri has in any of the following: the U.S. patent applications 10/141,171 titled “Method and Apparatus for Generating Thermal Neutrons Using an Electron Accelerator” and 12,364,942 titled “Radioisotope Production and Treatment of Solution of Target Material”, and PCT application PCT/US2009/32957 title “Radioisotope Production and Treatment of Solution of Target Material”; and continuing applications thereof including divisions, substitutions, continuations, but not including continuations-in-part; and any patents issuing on said application including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

In August 2010, the Company entered into a License Agreement with Battelle Memorial Institute for the patent rights in the area of a Brachytherapy seed with a Fast-dissolving matrix for Optimized Delivery of Radionuclids. This Agreement calls for a $10,000 nonrefundable fee upon execution, a royalty agreement on sales and on funds received from any sublicenses. The $10,000 nonrefundable fee paid upon execution was capitalized as license fees and is amortized on the straight line basis over a three year life. Additionally, the Agreement calls for a minimum annual fee as follows:

Calendar Year	Minimum Royalties per Calendar Year
2010	$-
2011	$-
2012	$2,500
2013	$5,000
2014	$7,500
2015	$10,000
2016 and each calendar year thereafter	$25,000

       The License Agreement includes the rights for the following patents:
Title	Country	Serial No.	Date Filed
Brachytherapy Seed with Fast-Dissolving Matrix for Optimized Delivery of Radionuclides to Cancer Tissue (15308-B)	U.S.	12/202,954	Sept 2, 2008
Brachytherapy Seed with Fast-Dissolving Matrix for Optimized Delivery of Radionuclides to Cancer Tissue (15308-B CIP)	U.S.	12/552,190 PCT/US09/55738	Sept 1, 2009 Sept 2, 2009

Additional Patent Applications:

Title	S/N	Filing Date
Method of Transmuting Very Long Lived Isotopes	12/508,536	07-23-2010
Very Large Enhancements of Thermal Neutron Flues Resulting in a Very Large Enhancement of the Production of Molybdenum-99	12/543,408	08-18-2009
Very Large Enhancements of Thermal Neutron Flues Resulting in a Very Large Enhancement of the Production of Molybdenum-99 Including Spherical Vessels CIP from 12/543,408	12/649,915	12-30-2009
Advanced Once-Through Processing for Extracting Molybdenum-99 from Deuterium and Low Enriched Uranium Solutions CIP From 12/649,915	12/813,417	05-10-2010

SCHEDULE G

Account Debtors

None.

SCHEDULE H

Pledged Securities

None.

ANNEX A
to
SECURITY
AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of June ___, 2012 made by
Advanced Medical Isotope Corporation
and its Subsidiaries party thereto from time to time, as Debtors to and in favor of
the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joiner to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder (except to the extent such representation or warranty specifically refers to an earlier date). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

Attached hereto is an original Subsidiary Guaranty executed by the undersigned and delivered herewith.

An executed copy of this Additional Debtor Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Additional Debtor Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joiner to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:

Name:
Title:

Address:

  Dated:

FORM OF SUBSIDIARY GUARANTY

1.           Identification.

This Guaranty (the “Guaranty”), dated as of __________________________, is entered into by _______________________________, a _______________________ corporation (“Guarantor”), for the benefit of the Collateral Agent identified below and the parties identified on Schedule A hereto (each a “Lender” and collectively, the “Lenders”).

2.           Recitals.

2.1           Guarantor is a direct or indirect subsidiary of Advanced Medical Isotope Corporation, a Delaware corporation (“Parent”).  The Lenders have made and/or are making loans to Parent (the “Loans”).  Guarantor will obtain substantial benefit from the proceeds of the Loans.

2.2           The Loans are and will be evidenced by certain Secured Convertible Promissory Notes (collectively, “Note” or the “Notes”) issued by Parent on, about or after the date of this Guaranty pursuant to that certain Subscription Agreements dated at or about the date hereof (“Subscription Agreements”) and pursuant to the exercise of Additional Investment Rights issued pursuant to the Subscription Agreement.  The Notes issued on the Closing Date are further described on Schedule A hereto and were and or will be executed by Parent as “Borrower” for the benefit of each Lender as the “Holder” thereof.

2.3           In consideration of the Loans made and to be made by Lenders to Parent and for other good and valuable consideration, and as security for the performance by Parent of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtor to Lenders arising under the Notes (collectively, the “Obligations”), Guarantor, for good and valuable consideration, receipt of which is acknowledged, has agreed to enter into this Guaranty.

2.4           The Lenders have appointed Alpha Capital Anstalt as Collateral Agent pursuant to that certain Security Agreement dated at or about the date of this Agreement (“Security Agreement”), among the Lenders and Collateral Agent.

2.5           Upper case terms employed but not defined herein shall have the meanings ascribed to them in the Transaction Documents (as defined in the Subscription Agreement).

3.           Guaranty.

3.1           Guaranty.  Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with any other guarantor of the Obligations, the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of Parent, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise arising under the Notes, Security Agreement, or any other Transaction Document (as defined in the Subscription Agreement) (such obligations, to the extent not paid by Parent being the “Guaranteed Obligations” and included in the definition of Obligations), and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Collateral Agent and the Lenders in enforcing any rights under the Guaranty set forth herein.  Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Parent to Collateral Agent and the Lenders, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving Parent.

3.2           Guaranty Absolute.  Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Collateral Agent or the Lenders with respect thereto.  The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against Parent or any other guarantor or whether Parent or any other guarantor is joined in any such action or actions.  The liability of Guarantor under this Guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)           any lack of validity of the Notes or any agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Parent or otherwise;

(c)           any taking, exchange, release, subordination or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)           any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of Parent; or

(e)           any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Collateral Agent or  the Lenders that might otherwise constitute a defense available to, or a discharge of, Parent or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Collateral Agent, the Lenders or any other entity upon the insolvency, bankruptcy or reorganization of the Parent or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

3.3           Waiver.  Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Collateral Agent or the Lenders exhaust any right or take any action against any Borrower or any other person or entity or any Collateral.  Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 3.3 is knowingly made in contemplation of such benefits.  Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

3.4       Continuing Guaranty; Assignments.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible cash or other payment in full of the Guaranteed Obligations , (b) be binding upon Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Lenders and their successors, pledgees, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty (including, without limitation, all or any portion of its Notes owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Collateral Agent or Lender herein or otherwise.

3.5          Subrogation.  Guarantor will not exercise any rights that it may now or hereafter acquire against the Collateral Agent or any Lender or other guarantor (if any) that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Collateral Agent or any Lender or other guarantor (if any), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full.

3.6     Maximum Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor’s liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by Lenders from Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

4.           Miscellaneous.

4.1           Expenses.  Guarantor shall pay to the Lenders, on demand, the amount of any and all reasonable expenses, including, without limitation, reasonable attorneys’ fees, reasonable legal expenses and reasonable brokers’ fees, which the Lenders may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Lenders hereunder or with respect to any or all of the Obligations.

4.2           Waivers, Amendment and Remedies.  No course of dealing by the Lenders and no failure by the Lenders to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lenders.  No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Guarantor and the Majority in Interest (as such term is defined in the Security Agreement) or Lenders against whom such amendment, modification or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The rights, remedies and powers of the Lenders, not only hereunder, but also under any other Transaction Documents and under applicable law are cumulative, and may be exercised by the Lenders from time to time in such order as the Lenders may elect.

4.3           Notices.    All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below if delivered on a business day during normal business hours, or the first business day following such delivery (if delivered other than on a business day during normal business hours), (ii) on the first business day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth business day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

To Guarantor, to:                                              Advanced Medical Isotope Corporation
6208 W. Okanogan Avenue
Kennewick, WA 99336
Attn: James C. Katzaroff, CEO
Fax: (509) 736-4007

With a copy by fax only to
(which shall not constitute notice):                Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attn:_________________________, Esq.
Fax: (212) 930-9725

To Lenders:                                                       To the addresses and telecopier numbers set
forth on Schedule A

To the Collateral Agent:                                  Alpha Capital Anstalt
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax No.: 01141714773504

If to Guarantor, Lender or
Collateral Agent, with a copy by telecopier only to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

4.4           Term; Binding Effect.  This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Guaranteed Obligations; (b) be binding upon Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Lenders and their respective successors and assigns.  All the rights and benefits granted by Guarantor to the Collateral Agent and Lenders hereunder and other agreements and documents delivered in connection therewith are deemed granted to both the Collateral Agent and Lenders.  Upon the payment in full of the Guaranteed Obligations, (i) this Guaranty shall terminate and (ii) the Lenders will, upon Guarantor’s request and at Guarantor’s expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

4.5           Captions.  The captions of Paragraphs, Articles and Sections in this Guaranty have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

4.6           Governing Law; Venue; Severability.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law.  Any legal action or proceeding against Guarantor with respect to this Guaranty may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.  This Guaranty shall be deemed an unconditional obligation of Guarantor for the payment of money and, without limitation to any other remedies of Lenders, may be enforced against Guarantor by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Lenders and Guarantor are parties or which Guarantor delivered to Lenders, which may be convenient or necessary to determine Lenders’ rights hereunder or Guarantor’s obligations to Lenders are deemed a part of this Guaranty, whether or not such other document or agreement was delivered together herewith or was executed apart from this Guaranty.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  Guarantor irrevocably appoints Parent its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon Guarantor with the same force and validity as if served upon Guarantor.

4.7           Satisfaction of Obligations.  For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when the Obligations have been paid pursuant to the terms of the Notes and the Subscription Agreements.

4.8           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

[THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty, as of the date first written above.

“GUARANTOR”

By:           _____________________________________

Its: President

This Guaranty Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

SCHEDULE A TO GUARANTY

ANNEX B
to
SECURITY
AGREEMENT

THE COLLATERAL AGENT

1. Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the “Agreement”), by their acceptance of the benefits of the Agreement, hereby designate ALPHA CAPITAL ANSTALT (“Collateral Agent”) as the Collateral Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Notes) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

4. Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Collateral Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of Secured Parties holding a majority in principal amount of Notes (based on then-outstanding principal amounts of Notes at the time of any such determination); if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

7. Resignation by the Collateral Agent.

(a) The Collateral Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 5 days’ prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Collateral Agent hereunder.

(c) If a successor Collateral Agent shall not have been so appointed within said 5-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Secured Parties appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 5-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Collateral Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under the Agreement.  After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

EXHIBIT F

July  ____, 2012

TO:	The Subscribers identified on Schedule A hereto:

We have acted as special counsel to Advanced Medical Isotope Corporation, a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of secured promissory notes in the principal amount of up to $1,250,000 (the “Notes"), Additional Investment Rights (“AIRs”), and common stock purchase warrants (“Warrants") to the Subscribers identified on Schedule A hereto (each a “Subscriber”), in the amounts designated thereon, for an aggregate purchase price of up to $1,250,000 pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Act) as set forth in Regulation D ("Regulation D") promulgated thereunder. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the subscription agreement (the "Agreement") by and between the Company and Subscriber entered into at or about the date hereof.  The Agreement, and the agreements described below are sometimes hereinafter referred to collectively as the "Documents".

In connection with the opinions expressed herein, we have made such examination of law as we considered appropriate or advisable for purposes hereof.  As to matters of fact material to the opinions expressed herein, we have relied, with your permission, upon the representations and warranties as to factual matters contained in and made by the Company and the Subscriber pursuant to the Documents and upon certificates and statements of certain government officials and of officers of the Company as described below.  We have also examined originals or copies of the following corporate documents or records of the Company

(a)           Bylaws of the Company
(b)           Certificate of Incorporation of the Company as amended
(c)           Escrow Agreement
(d)           Form of Agreement
(e)           Form of Common Stock Purchase Warrant (the "Warrants)
(f)           Form of Additional Investment Right
(g)           Form of Note
(h)	Minutes of the action of the Company’s Board of Directors, including unanimous Board of Directors approval of the Documents, a copy of which is annexed hereto.
(i)           Security Agreement

In rendering this opinion, we have, with your permission, assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by Subscriber, and the legal, valid and binding effect thereof on Subscriber; and (g) that the Company and the Subscriber will act in accordance with their respective representations and warranties as set forth in the Documents.

Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based upon “our knowledge,” it is intended to signify only that during the course of our representation of the Company, no information has come to the attention of the attorneys presently employed by our firm who have worked on this transaction would give actual knowledge contrary to such statement.  Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company.

With respect to our opinion in paragraph 1 we have relied on a good standing certificate received from the State of Delaware.

We are members of the bar of the State of New York.   We express no opinion as to the laws of any jurisdiction other than Delaware, New York, and the federal laws of the United States of America.  We express no opinion with respect to the effect or application of any other laws.  Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein.

1.           The Company is duly incorporated, validly existing and in good standing in the State of Delaware and, to our knowledge, has qualified to do business in each state and jurisdiction where required unless the failure to do so would not have a material impact on their operations; and has the requisite corporate power and authority to conduct  its businesses, and to own, lease and operate its properties.

2.           The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Documents.  The Documents, and the issuance of the Notes, AIRs and Warrants and the reservation and issuance of Common Stock issuable upon conversion of the Notes, exercise of the Warrants and upon exercise of the AIRs have been (a) duly approved by the Board of Directors of the Company, as required, and (b) the Securities, when issued pursuant to the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non assessable.

3.           The execution, delivery and performance of the Documents by the Company and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

(a)           Violate the provisions of the Certificate of Incorporation or bylaws of the Company; or

(b)           To our knowledge, violate any judgment, decree, order or award of any court binding upon the Company.

4.           The Documents constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

5.           The Securities have not been registered under the Securities Act of 1933, as amended (the "Act") or under the laws of any state or other jurisdiction, and are or will be issued pursuant to a valid exemption from registration.

6.           The holders of the securities will not be subject to the provisions of the anti-takeover statutes of Delaware.

7.           No approval of the transactions described in the Documents are required from the Company’s Principal Market and shareholders.

8.           The Subscriber has been granted valid security interests in the Collateral (as defined in the Security Agreement) pursuant to the Documents, enforceable against the Company in accordance with their respective terms and provisions, and to the extent such security interest may be perfected under the Delaware Uniform Commercial Code by the filing of financing statements, then upon the due and timely filing of Uniform Commercial Code financing statements respecting the Company, with the Secretary of State of the State of Delaware, those security interests will be perfected in such Collateral to the extent described in those statements and the Security Agreement.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

A.           The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

B.           Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

C.           This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.

This opinion is rendered as of the date first written above, is solely for your benefit in connection with the Agreement and may not be relief upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without our prior written consent.  We disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

RICHARDSON & PATEL LLP

SCHEDULE A TO LEGAL OPINION

SUBSCRIBERS AND ADDRESSES	PURCHASE PRICE AND NOTE PRINCIPAL	WARRANTS	ADDITIONAL INVESTMENT RIGHTS
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax No.: 01141714773504	$400,000.00

BRIO CAPITAL L.P. 100 Merrick Road, Suite 401W Rockville Centre, NY 11570 Fax: (516) 706-3147	$150,000.00

EXHIBIT G

LOCKUP AGREEMENT

This AGREEMENT (the "Agreement") is made as of the ____ day of June, 2012, by ______________ ("Holder"), maintaining an address at c/o Advanced Medical Isotope Corporation, 6208 W. Okanogan Avenue, Kennewick, WA 99336, facsimile: (509)736-4007 , in connection with his ownership of shares of Advanced Medical Isotope Corporation, a Delaware corporation (the "Company").

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.           Background.

a.           Holder is the direct or indirect beneficial owner of the amount of shares of the Common Stock and Common Stock Equivalents as set forth on the signature page hereto and which hereafter may be acquired by Holder (“Restricted Securities”).  “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

b.           Holder acknowledges that the Company has entered into or will enter into at or about the date hereof agreements (each a “Subscription Agreement”) with subscribers (“Subscribers”) to the Company’s Notes and Warrants.   Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to obtain on behalf of the Subscribers an agreement from the Holder to refrain from selling any Restricted Securities from the date of the Subscription Agreement until no amount is outstanding on the Notes (“Restriction Period”), except as described below.

c.           Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

2.           Sale Restriction.

a.           Holder hereby agrees that during the Restriction Period, the Holder will not sell, transfer or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof or during the Restriction Period, other than in connection with (i) an offer made to all stockholders of the Company in connection with merger, consolidation or similar transaction involving the Company, or (ii) a release of Common Stock to Subscribers as required under a certain Pledge and Escrow Agreement entered into by Holder and Subscribers as described in the Subscription Agreement.  Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement.  The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

b.           Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock during the Restriction Period will be subject to the provisions of this Agreement.

3.           Miscellaneous.

a.           At any time, and from time to time, after the signing of this Agreement, Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

b.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  The Holder and Company hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Notices hereunder shall be given in the same manner as set forth in the Subscription Agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  Holder irrevocably appoints the Company its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon Holder with the same force and validity as if served upon Holder.

c.           The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d.           This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e.           This Agreement may be signed and delivered by facsimile or electronically and such facsimile or electronically signed and delivered Agreement shall be enforceable.

f.           The Holder and Company acknowledge that this Agreement is being entered into for the benefit of the Subscribers who are parties to the Subscription Agreement and who are hereby made third party beneficiaries of this Agreement.  This Agreement may be enforced by the Subscribers and may not be amended without the consent of the requisite amount of Subscribers in the manner described in the Subscription Agreement, which consent may be withheld for any reason.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

_________________________________________
  (Signature of Holder)

_________________________________________
  (Print Name of Holder)

Number of Shares of Common Stock directly owned by Holder: _____________________________________

Number of Shares of Common Stock Equivalents directly owned by Holder: _______________________________

Consisting of ______________________________________________________________________________

_________________________________________________________________________________________

Number of Shares of Common Stock beneficially owned by Holder: ______________________________________

Presently held as follows: _____________________________________________________________________

_________________________________________________________________________________________

Number of Shares of Common Stock Equivalents beneficially owned by Holder: ____________________________

Consisting of ______________________________________________________________________________

_________________________________________________________________________________________

COMPANY:

ADVANCED MEDICAL ISOTOPE CORPORATION

By:____________________________________

EXHIBIT H

FORM OF INTERCREDITOR AGREEMENT

None

H-1

SCHEDULE 1

SUBSCRIBERS	PURCHASE PRICE AND NOTE PRINCIPAL	WARRANTS
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax No.: 01141714773504	$400,000.00
BRIO CAPITAL L.P. 100 Merrick Road, Suite 401W Rockville Centre, NY 11570 Fax: (516) 706-3147	$150,000.00

Schedule 5(d) – Stock Option / Stock Incentive Plan

(A)	The Company plans to continue the grant of 250,000 options per year per director.

(B)	The Company plans to continue to award a maximum of 15% of capitalization for employee and contractor non-statutory options per annum.

(C)	The Company may award advisors, consultants and contractors shares of capital stock of the Company. Such awards shall be counted toward the maximum of 15% of capitalization in Section (b) above.

Schedule 5(m) – Recent Unit Offering
None.

Schedule 5 (w) – Transfer Agent

American Registrar and Transfer Co.
c/o Christopher M. Day
342 East 900 South
P.O. Box 1798
Salt Lake City, Utah 84110
801-363-9065
Fax 801-363-9066
Christopher.day@americanregistrar.net

Schedule 5(ff) – Insurance

Chubb Insurance #35954972
$900,000 building within building at 6208 Okanogan
1,800,000 BPP incl equipment & Supplies
$250,000 Business Income with Extra Expense
$25,000 –Office contents at 8131 Grandridge Blvd
$1/2 mil General Liability both locations

Chubb Umbrella #79870809
$1,000,000

Chubb Hired-Non Owned Auto Liability #73565408
$1,000,000 limit of liability

James River – Product Liability Coverage # 00051360-0
$1/$2 mil limit

National Union Fire Directors & officers # 017663106
$1,000,000 Limit

SCHEDULE 8(a)
FEES

BROKER	BROKER’S COMPENSATION
CIM SECURITIES, LLC

DUE DILIGENCE FEE RECIPIENT	AMOUNT OF DUE DILIGENCE FEE
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax No.: 01141714773504	cash and Warrants

All the representations, covenants, warranties, undertakings, remedies, liquidated damages, indemnification, and other rights including but not limited to reservation requirements made or granted to or for the benefit of the Subscribers are hereby also made and granted to and for the benefit of the Broker and Due Diligence Fee recipient.

Schedule 9(e) – Use of Proceeds

$380,205 animal studies/testing
$48,000 seed press
$45,061 patents/licenses
$35,000 legal fees
$60,000 commissions/fees
$30,000 auditor

Schedule 9(l) – Intellectual Property

              The Company made an acquisition of a patent license in 2007, for the production of Actinium 225, from a related individual for common stock valued, at the time of acquisition, at $75,000. The cost of the patent license was capitalized as License Fees and amortized on the straight line basis over a three life. This license fee was fully amortized as of December 31, 2010. This patent is: Serial number U.S. 6,680,993 issued January 20,2004, Method of Producing Actinium-225 and Daughters.

In May 2008, we entered into a research agreement with the University of Utah related to the use of brachytherapy seeds for cancer treatments.  Pursuant to the research agreement, we paid the University total project costs of $45,150 in 2008 and 2009 for that research.  We plan to work with the University of Utah to develop and manufacture cancer treatments using brachytherapy seeds.

In February 2011, the Company paid $5,000 for a one year option agreement to negotiate an exclusive license agreement with Battelle Memorial Institute regarding its patents for the production of a radiogel technology.  This fee was fully expensed in the twelve months ended December 31, 2011.

Effective March 2012, we entered into an exclusive license agreement with Battelle Memorial Institute regarding the use of the patented radiogel technology. This license agreement called for a $17,500 nonrefundable license fee and a royalty based on a percent of gross sales for licensed products sold; the license agreement also contains a minimum royalty amount to be paid each year starting with 2013.

This license agreement for the radiogel technology includes the following patents:

Title	Country	Number
Stimulus Sensitive Gel with Radioisotope and Methods of Making	U.S.	6,296,831
Stimulus Sensitive Gel with Radioisotope and Methods of Making	U.S.	6,869,588
Stimulus Sensitive Gel with Radioisotope and Methods of Making	Canada	2,327,325
Thermogelling Biodegradable Aqueous Polymer Solution	U.S.	6,841,617
Thermogelling Oligopeptide Polymers	U.S.	7,087,244
Thermogelling Biodegradable Aqueous Polymer Solution	Canada	2,423,488
Multiple Stimulus Reversible Hydrogels	U.S.	6,660,247
Multiple Stimulus Reversible Hydrogels	U.S.	7,033,571

The Company has made the following additional investments in patent licenses and intellectual property during 2010:

In May 2010 the Company entered into a License Agreement with the University of Missouri for the exclusive patent rights in the area of radioisotope production using electron beam accelerator(s) for creating short lived radioisotopes such as molybdenum-99 and technetium-99. This Agreement called for a $10,000 nonrefundable fee paid upon execution, a royalty agreement on sales, and an equipment licensing fee on equipment sales. Additionally, the Agreement calls for a milestone payment of $250,000, due and payable five years after the May 14, 2010 effective date of this agreement and a milestone payment of $250,000, due and payable upon reaching $50,000,000 in cumulative net sales. The University has the right to either terminate or render the license non-exclusive in a licensed field or individual countries if the Company (i) has not demonstrated within 3 years after the effective date of this agreement access to $25,000,000 of available operating capital to proceed with commercialization of licensed products in such a manner as to cause the expenditure of that capital 4 years after the effective date; (ii) has not within 3 years after the effective date obtained the University’s approval of a new commercialization plan for licensed products not previously introduced by the Company into commercial use; or (iii) has not within 5 years after the effective date achieved, or does not each year thereafter maintain, sales levels of licensed products that result in specified royalties to the University.  The $10,000 nonrefundable fee paid upon execution was capitalized as license fees and is amortized on the straight line basis over a three year life.

This License Agreement includes the patent rights the University of Missouri has in any of the following: the U.S. patent applications 10/141,171 titled “Method and Apparatus for Generating Thermal Neutrons Using an Electron Accelerator” and 12,364,942 titled “Radioisotope Production and Treatment of Solution of Target Material”, and PCT application PCT/US2009/32957 title “Radioisotope Production and Treatment of Solution of Target Material”; and continuing applications thereof including divisions, substitutions, continuations, but not including continuations-in-part; and any patents issuing on said application including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

In August 2010, the Company entered into a License Agreement with Battelle Memorial Institute for the patent rights in the area of a Brachytherapy seed with a Fast-dissolving matrix for Optimized Delivery of Radionuclids. This Agreement calls for a $10,000 nonrefundable fee upon execution, a royalty agreement on sales and on funds received from any sublicenses. The $10,000 nonrefundable fee paid upon execution was capitalized as license fees and is amortized on the straight line basis over a three year life. Additionally, the Agreement calls for a minimum annual fee as follows:

Calendar Year	Minimum Royalties per Calendar Year
2010	$-
2011	$-
2012	$2,500
2013	$5,000
2014	$7,500
2015	$10,000
2016 and each calendar year thereafter	$25,000

       The License Agreement includes the rights for the following patents:
Title	Country	Serial No.	Date Filed
Brachytherapy Seed with Fast-Dissolving Matrix for Optimized Delivery of Radionuclides to Cancer Tissue (15308-B)	U.S.	12/202,954	Sept 2, 2008
Brachytherapy Seed with Fast-Dissolving Matrix for Optimized Delivery of Radionuclides to Cancer Tissue (15308-B CIP)	U.S.	12/552,190 PCT/US09/55738	Sept 1, 2009 Sept 2, 2009

Additional Patent Applications:

Title	S/N	Filing Date
Method of Transmuting Very Long Lived Isotopes	12/508,536	07-23-2010
Very Large Enhancements of Thermal Neutron Flues Resulting in a Very Large Enhancement of the Production of Molybdenum-99	12/543,408	08-18-2009
Very Large Enhancements of Thermal Neutron Flues Resulting in a Very Large Enhancement of the Production of Molybdenum-99 Including Spherical Vessels CIP from 12/543,408	12/649,915	12-30-2009
Advanced Once-Through Processing for Extracting Molybdenum-99 from Deuterium and Low Enriched Uranium Solutions CIP From 12/649,915	12/813,417	05-10-2010

Schedule 9(p)(iv) – Transactions

None.

Schedule 9(r)

United Corporate Services, Inc.

Ten Bank Street, Suite 560, White Plains, NY 10606 ~ P.(914)949-9188 ~ F.(914)949-9618 ~ www.unitedcorporate.com

PROJECT # ADVAN60733
C/M # NONE GIVEN

INVOICE # P393335
DATE July 05, 2012

Barbara Mittman, Esq.
Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, NY 11581

DESCRIPTION OF SERVICES	AMOUNT
STATE LEVEL DISBURSEMENTS*	
ADVANCED MEDICAL ISOTOPE CORPORATION / State Search / DE*	91.00
MESSENGER/COURIER	0.00
E-DELIVERY	0.00
SERVICES*	30.00
Obtain UCC Search	

Thank you for the opportunity to be of service. If you have any questions or concerns regarding your request or this invoice, please call me.

Donna Williams, Ext 304 - donnaw@unitedcorporate.com

SUBTOTAL	$121.00
SALES TAX	$10.44
ADVANCE PAID	-
TOTAL DUE	**$131.44**

Invoice is payable to *United Corporate Services, Inc.* upon receipt.
ACH Debit / e-Check payments accepted. Please contact us for details.
Past due amounts over 30 days are subject to 1.5% monthly finance charge.

Page 1 of 1

United Corporate Services, Inc.

Excellent Service in Extraordinary Times

PROJECT SUMMARY

Prepared For:	**Barbara Mittman, Esq.**	Project ID:	**ADVAN60733**
Client Matter #:	**NONE GIVEN**	Project Manager:	**Donna Williams**

Search/Filing Type	Jurisdiction - Recording Office	Thru Date	File Date
Debtor: ADVANCED MEDICAL ISOTOPE CORPORATION			
UCC/FTL	DE - Secretary of State	6/21/2012	
Results: Records Found	*Comments: 2-UCC-1's*		

This summary is a compilation of information obtained from public records maintained by government officials. United Corporate Services, Inc. ("UCS") makes no representation or warranty as to the accuracy or completeness of such records. UCS shall not be liable for failure to find public records indexed under names you did not request, even if such records are determined to apply to the person, entity, or property you intended to search, or for public records located in offices or indexes for which you did not request a search. The liability of UCS with respect to this report and any related transaction shall be limited to the amount of the service fee(s) charged by UCS for the preparation and delivery of this report.

Ten Bank Street, Suite 560
White Plains, NY 10606
800-899-8648

874 Walker Road, Suite C
Dover, DE 19904
877-734-8300

11 North Pearl Street, Suite 1601
Albany, New York 12207
877-894-9049

Visit our WebSite at http://www.unitedcorporate.com

Print Date/Time: 7/5/2012 11:22:55 AM Page 1 of 1

UCSReport Form ©2008

PAGE 1

Delaware

The First State

CERTIFICATE

SEARCHED JULY 5, 2012, AT 11:15 A.M.
FOR DEBTOR "ADVANCED MEDICAL ISOTOPE CORPORATION"

1 OF 2 FINANCING STATEMENT 91192571
EXPIRATION DATE: APRIL 15, 2014
DEBTOR: ADVANCED MEDICAL ISOTOPE CORPORATION
6208 W. OKANOGAN AVE ADDED 04-15-09
KENNWICK WA 99336
SECURED: WASHINGTON TRUST BANK
717 WEST SPRAGUE AVENUE ADDED 04-15-09
SPOKANE WA 99201
F I L I N G H I S T O R Y
91192571 FILED 04-15-09 AT 12:48 P.M. FINANCING STATEMENT

2 OF 2 FINANCING STATEMENT 91192621
EXPIRATION DATE: APRIL 15, 2014
DEBTOR: ADVANCED MEDICAL ISOTOPE CORPORATION
6208 W. OKANOGAN AVE ADDED 04-15-09
KENNWICK WA 99336
SECURED: WASHINGTON TRUST BANK
717 WEST SPRAGUE AVENUE ADDED 04-15-09
SPOKANE WA 99201
F I L I N G H I S T O R Y
91192621 FILED 04-15-09 AT 12:51 P.M. FINANCING STATEMENT
E N D O F F I L I N G H I S T O R Y

THE UNDERSIGNED FILING OFFICER HEREBY CERTIFIES THAT THE ABOVE LISTING IS A RECORD OF ALL PRESENTLY EFFECTIVE FINANCING STATEMENTS, FEDERAL TAX LIENS AND UTILITY SECURITY INSTRUMENTS FILED IN THIS OFFICE WHICH NAME THE ABOVE DEBTOR, AS OF JUNE 21, 2012 AT 11:59 P.M.

Jeffrey W. Bullock, Secretary of State

20122588665UCXN
120807211

AUTHENTICATION: 9689142
DATE: 07-05-12

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
8008335778

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC DIRECT SERVICES
2727 ALLEN PARKWAY
SUITE 1000 CNA
HOUSTON TX 77019

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 12:48 PM 04/15/2009
INITIAL FILING # 2009 1192571

SRV: 090364823

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: ADVANCED MEDICAL ISOTOPE CORPORATION					
OR 1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 6208 W. OKANOGAN AVE		CITY: KENNEWICK	STATE: WA	POSTAL CODE: 99336	COUNTRY: US
	1e. TYPE OF ORGANIZATION: CORPORATION	1f. JURISDICTION OF ORGANIZATION: DE			

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION			

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: WASHINGTON TRUST BANK					
OR 3b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 717 WEST SPRAGUE AVENUE		CITY: SPOKANE	STATE: WA	POSTAL CODE: 99201	COUNTRY: US

4. This FINANCING STATEMENT covers the following collateral:

All of Debtor's right, title and interest in and to (i) schedule number 1 ("Schedule"); (ii) each item of Equipment that is the subject of each Acceptance Certificate ("Acceptance Certificate"), which constitutes a separate lease ("Lease"), made pursuant to Master Lease Agreement number 73558WA-006, dated September 20, 2007, between BancLeasing, Inc. and Debtor ("Master Lease"), summarized on the Schedule; and any and all Accessions, additions, modifications, replacements and substitutions thereto or thereof; (iii) the Master Lease; (iv) all Accounts arising from the Schedule and/or the Acceptance Certificate(s); (v) all contracts relating to the acquisition, maintenance and delivery of the Equipment; (vi) all general intangibles related to the Equipment and lease contracts; (vii) all insurance policies and proceeds thereof relating to the foregoing; (viii) all proceeds of any of the foregoing. Except where the meaning of the terms is expressly enlarged or expanded, the terms used herein shall have the same meaning set forth in Article 9 and/ or Article 2A of the Uniform Commercial Code as adopted by the state of WASHINGTON. Debtor's right, title and interest in the items described herein is second and inferior to the security held by Washington Trust Bank

5. ALTERNATIVE DESIGNATION - Lessee-Lessor

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

DE-0-36409194-73558WA-006/1 AMIC SCH 1

UCC FINANCING STATEMENT ADDENDUM - COLLATERAL

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

9. NAME OF FIRST DEBTOR (1a or 1b) ON RELATED FINANCING STATEMENT		
9a. ORGANIZATION'S NAME ADVANCED MEDICAL ISOTOPE CORPORATION		
OR 9b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME,SUFFIX

This FINANCING STATEMENT covers the following collateral against BancLeasing, Inc., a Michigan corporation.

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] 8008335778

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC DIRECT SERVICES
2727 ALLEN PARKWAY
SUITE 1000 CNA
HOUSTON TX 77019

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 12:51 PM 04/15/2009
INITIAL FILING # 2009 1192621
SRV: 090364845

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME					
ADVANCED MEDICAL ISOTOPE CORPORATION					
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX	
1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY	
6208 W. OKANOGAN AVE	KENNEWICK	WA	99336	US	
1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION				
CORPORATION	DE				

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION			

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME				
WASHINGTON TRUST BANK				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
717 WEST SPRAGUE AVENUE	SPOKANE	WA	99201	US

4. This FINANCING STATEMENT covers the following collateral:

All of Debtor's right, title and interest in and to (i) schedule number 2 ("Schedule"); (ii) each item of Equipment that is the subject of each Acceptance Certificate ("Acceptance Certificate"), which constitutes a separate lease ("Lease"), made pursuant to Master Lease Agreement number 73558WA-006, dated September 20, 2007, between BancLeasing, Inc. and Debtor ("Master Lease"), summarized on the Schedule; and any and all Accessions, additions, modifications, replacements and substitutions thereto or thereof; (iii) the Master Lease; (iv) all Accounts arising from the Schedule and/or the Acceptance Certificate(s); (v) all contracts relating to the acquisition, maintenance and delivery of the Equipment; (vi) all general intangibles related to the Equipment and lease contracts; (vii) all insurance policies and proceeds thereof relating to the foregoing; (viii) all proceeds of any of the foregoing. Except where the meaning of the terms is expressly enlarged or expanded, the terms used herein shall have the same meaning set forth in Article 9 and/ or Article 2A of the Uniform Commercial Code as adopted by the state of WASHINGTON. Debtor's right, title and interest in the items described herein is second and inferior to the security held by Washington Trust Bank

5. ALTERNATIVE DESIGNATION - Lessee-Lessor

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

DE-0-36409207-73558WA-006/2 AMIC SCH 2

Schedule 9(x) – Lockup Providers

James Carl Katzaroff
6208 West Okanogan Ave.
Kennewick, WA   99336
7,657,002 shares

Carlton M. Cadwell
6208 West Okanogan Ave.
Kennewick, WA  99336
44,357,605 shares

 Schedule 12(a) – Excepted Issuances
None.